SECURITIES LENDING AGREEMENT

SECURITIES LENDING AGREEMENT (“Lending Agreement” or “Agreement”) amended and restated as of February 9, 2010, among JPMorgan Chase Bank, N.A. (“Bank”), having its principal place of business at 270 Park Avenue, New York, New York 10017-2070 and Pacholder High Yield Fund, Inc., JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., JPMorgan Insurance Trust, and JPMorgan Institutional Trust on behalf of each of the Funds listed on Exhibit A hereto (each, a “Lender”), having its principal place of business at 245 Park Avenue, New York, New York 10167.

It is hereby agreed as follows:

Section 1 - Definitions

Unless the context clearly requires otherwise, the following words shall have the meanings set forth below when used herein:

a) “Account” shall mean the securities account established and maintained by Bank on behalf of each Lender pursuant to one or more separate Global Custody Agreements (each, the “Custody Agreement”), between Bank and Lenders, which Custody Agreement provides, inter alia, for the safekeeping of Securities received by Bank from time to time on behalf of Lender.

b) “Advance” shall have the meaning assigned thereto in Section 5(g) hereof.

c) “Adviser” means the investment adviser of Lender as identified on Exhibit A. Unless notified to the contrary by Lender, actions taken by, and Proper Instructions given by, Adviser may be deemed by Bank to be taken or given by Lender and notices provided by Bank to Adviser shall be deemed received by Lender. Lender shall promptly notify Bank of any change in the identity of the Adviser.

d) “Affiliate” shall mean an entity controlling, controlled by, or under common control with, Bank.

e) “Authorized Investment” shall mean any type of instrument, security, participation or other property in which Cash Collateral may be invested or reinvested, as described in Section 5(e) hereof and Appendix 1 hereto (and as such Appendix may be amended from time to time by written agreement as provided herein).

f) “Authorized Person” shall mean, except to the extent that Bank is advised to the contrary by Proper Instruction, any person (typically an employee of Adviser) who is authorized to give instructions to Bank pursuant to the Agreement and any mandates given to Bank in connection with such Agreement. An Authorized Person shall continue to be so until such time as Bank receives Proper Instructions that any such person is no longer an Authorized Person.

g) “Borrower” shall mean an entity listed on Appendix 2 hereto other than any entity which Bank shall have been instructed to delete from such list pursuant to Written Instructions and as such Appendix may be amended in accordance with Section 4(b) hereof.

h) “Business Day” shall have the meaning assigned thereto in the applicable MSLA, including any applicable Addendum or Exhibit thereto and shall, include, as applicable, a New York Business Day and a Foreign Business Day.

i) “Cash Collateral” shall mean fed funds and such U.S. currency as may be pledged by a Borrower in connection with a particular Loan.

j) “Collateral” shall mean the types of collateral acceptable to Lender as set forth in Appendix 3 hereto. As of the date hereof, Appendix 3 is limited to Cash Collateral.

k) “Collateral Account” shall have the meaning assigned thereto in Section 5(b) hereof.

l) “Collateral Requirement” shall have the meaning assigned thereto in Section 5(c) hereof.

m) “Credit Date” shall have the meaning assigned thereto in Section 7(c)(i) hereof.

n) “Custody Agreement” shall have the meaning assigned thereto in the definition of Account.

o) “Depository” shall mean: (i) The Depository Trust Company, and any other securities depository or clearing agency (and each of their respective successors and nominees) registered with the U.S. Securities and Exchange Commission or registered with or regulated by the applicable foreign equivalent thereof or otherwise able to act as a securities depository or clearing agency, (ii) any trans-national depository, (iii) the Federal Reserve book-entry system for the receiving and delivering of U.S. Government Securities, and (iv) any other national system for the central handling of that country’s government securities.

p) “Distributions” shall have the meaning assigned thereto in Section 3(b)(v) hereof.

q) “Dollars” shall mean US dollars.

r) “Due Date” shall have the meaning assigned thereto in Section 7(b) hereof.

s) “Existing Collateral” shall mean the investments held on behalf of the Lender as collateral investments for Loans of securities as of the date of this Agreement.

t) “Lender’s Purchase Period” shall have the meaning assigned thereto in Section 7(b) hereof.

u) “Lender’s Replacement Period” shall have the meaning assigned thereto in Section 7(c)(i) hereof.

v) “Loan” shall mean a loan of Securities hereunder.

w) “Loan Fee” shall mean the amount payable by a Borrower to Bank pursuant to the applicable MSLA in connection with Loans collateralized other than by Cash Collateral.

x) “Market Value” shall have the meaning assigned thereto in Section 7(c)(iii) hereof.

y) “MSLA” shall mean a master securities lending agreement or securities borrowing agreement between Bank and a Borrower, pursuant to which Bank lends securities on behalf of its customers (including Lender) from time to time. A copy of Bank’s standard forms of MSLA, including (as applicable) the international addendum thereto, are annexed (i) as Appendix 5A in the case of borrowers located in the United States, and (ii) as Appendix 5B in the case of borrowers located outside the United States. (The location of each Borrower is indicated in Appendix 2.)

z) “Non-U.S. Securities” shall mean Securities other than “U.S. Securities” as defined below, and shall include Global Depositary Receipts.

aa) “Oral Instructions” shall have the meaning assigned thereto in Section 10 hereof.

bb) “Purchase Period” shall have the meaning assigned thereto in Section 7(b) hereof.

cc) “Proceeds” shall mean interest, dividends and other payments and Distributions received by Bank in connection with Authorized Investments.

dd) “Proper Instructions” shall mean Oral Instructions and Written Instructions.

ee) “Rebate” shall mean the amount payable by Bank on behalf of Lender to a Borrower in connection with Loans collateralized by Cash Collateral, which shall be a percentage of the Cash Collateral as agreed by the Borrower and Bank.

ff) “Replacement Period” shall have the meaning assigned thereto in Section 7(c)(i) hereof.

gg) “Replacement Securities” shall have the meaning assigned thereto in Section 7(b) hereof.

hh) “Return Date” shall have the meaning assigned thereto in Section 7(c)(i) hereof.

ii) “Securities” shall mean government securities (including U.S. Government Securities), equity securities, bonds, debentures, other corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein and held pursuant to the Custody Agreement. Securities shall not include U.S. Treasury bills and STRIPS.

jj) “Triparty Institution” shall mean a financial institution qualified to act as a custodian under the Investment Company Act of 1940 and the rules and regulations thereunder (“ ‘40 Act”) with which Bank shall have previously entered a triparty agreement among itself, such Triparty Institution and a particular Borrower providing, among other things, for the holding of Collateral in a Collateral Account at such Triparty Institution in Bank’s name on behalf of Bank’s lending customers and for the substitution of Collateral; provided, however, that any substituted Collateral shall meet the then standards for acceptable Collateral set by Bank.

kk) “U.S. Government Securities” shall mean book-entry securities issued by the U.S. Treasury (as defined in Subpart 0 of Treasury Department Circular No. 300 and any successor provisions) and any other securities issued or fully guaranteed by the United States government or any agency, instrumentality or establishment of the U.S. government, including, without limitation, securities commonly known as “Ginnie Maes,” “Sally Maes,” “Fannie Maes” and “Freddie Macs”.

ll) “U.S. Securities” shall mean Securities issued by an issuer that is organized under the laws of the United States or any State thereof or that are otherwise traded in the United States, and shall include American Depositary Receipts.

mm) “Written Instructions” shall have the meaning assigned thereto in Section 10 hereof.

Section 2 - Appointment. Authority

a) Appointment. Lender hereby appoints Bank as its agent to lend Securities in the Accounts on Lender’s behalf on a fully disclosed basis to Borrowers from time to time in accordance with the terms hereof and on such terms and conditions and at such times as Bank shall determine and Bank may exercise all rights and powers provided under any MSLA as may be incidental thereto, and Bank hereby accepts appointment as such agent and agrees to so act.

b) Authority. Lender hereby authorizes and empowers Bank to execute in Lender’s name and on its behalf and at its risk all agreements and documents as may be necessary to carry out any of the powers herein granted to Bank. Lender grants Bank the authority set forth herein notwithstanding its awareness that Bank: (1) in its individual capacity or acting in a fiduciary capacity for other accounts, may have transactions with the same institutions to which Bank may be lending Securities hereunder, which transactions may give rise to actual or potential conflict of interest situations; and (2) may use EquiLend, a securities lending platform in which Bank has an equity interest (and therefore a financial interest in its success), to transact certain Loans with Borrowers that are EquiLend participants (it being understood that EquiLend will neither act as principal in, nor guarantee, any such Loan). Bank shall not be bound to: (i) account to Lender for any sum received or profit made by Bank for its own account or the account of any other person or (ii) disclose or refuse to disclose any information or take any other action if the same would or might in Bank’s judgment, made in good faith, constitute a breach of any law or regulation or be otherwise actionable with respect to Bank; provided that, in circumstances mentioned in (ii) above, Bank shall promptly inform Lender of the relevant facts (except where doing so would, or might in Bank’s judgment, made in good faith, constitute a breach of any law or regulation or be otherwise actionable as aforesaid).

Section 3 - Representations and Warranties

a) Representations of each party. Each party hereto represents and warrants to the other that: (i) it has the power to execute and deliver this Lending Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (ii) it has taken all necessary action to authorize such execution, delivery, and performance; (iii) this Lending Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (iv) the execution, delivery, and performance by it of this Lending Agreement shall at all times comply with all applicable laws and regulations.

b) Representations of Lender. Lender represents and warrants to Bank that: (i) this Lending Agreement is, and each Loan shall be, legally and validly entered into, and does not and shall not violate any statute, regulation, rule, order or judgment binding on Lender, or any provision of Lender’s charter or by-laws, or any agreement binding on Lender or affecting its property; (ii) the person executing this Lending Agreement and all Authorized Persons acting on behalf of Lender has and have been duly and properly authorized to do so; (iii) it is lending Securities as principal and shall not transfer, assign or encumber its interest in, or rights with respect to, any Securities available for Loan hereunder; (iv) it is the beneficial owner of all Securities or otherwise has the right to lend Securities; and (v) it is entitled to receive all interest, dividends and other distributions (including, but not limited to, payments made by the depositary in connection with American Depositary Receipts and Global

Depositary Receipts ) (“Distributions”) made by the issuer with respect thereto. Lender shall promptly identify to Bank by notice, which notice may be oral, any Securities that are no longer subject to the representations contained in (b).

c) Representations of Lender in respect of the MSLAs. Lender further represents and warrants to Bank that the representations and warranties to be given by Bank on Lender’s behalf as set out in the MSLAs are true and will continue to be true at all times until termination of Bank’s authority to act as Lender’s agent as provided in this Lending Agreement.

Section 4 - Borrowers

a. MSLAs. Lender hereby acknowledges receipt of the forms of MSLA (as set forth in Appendices 5A and 5B) and authorizes Bank to lend Securities in the Account to Borrowers thereunder pursuant to an agreement substantially in the form thereof.

b. Borrowers. Securities may be lent to any Borrower listed in Appendix 2, as such Appendix may be updated from time to time to add new Borrowers with the written consent of the Lender and to delete entities that have ceased to be potential Borrowers subject to the discontinuance procedures set forth in Section 5(a). Lender may instruct Bank to delete a Borrower from Appendix 2 at any time in which case, absent contrary instructions from Lender, all loans with such Borrower shall be terminated in accordance with Section 5(h). In the event that Borrowers are proposed to be added or deleted by Bank, Bank will provide Lender with notice of each proposed addition or deletion of a Borrower to such list and only after the written consent of Lender shall any such Borrower be added. Bank shall apply such restrictions or limits on Borrowers as Lender may instruct Bank from time to time.

Section 5 - Loans

a. Securities to be lent. Lending opportunities. Loan initiation. All Securities of Lender held by Bank that are issued, settled or traded in the markets that have been approved by Bank and Lender from time to time for purposes of Bank’s discretionary securities lending program and Lender identifies as being available for lending, and not subject to any of the restrictions or limits imposed by Lender, shall be subject to the terms hereof unless Lender or Adviser (in its capacity as an Authorized Person) notifies the Bank in writing to the contrary. Bank agrees that all Loans shall comply with supervisory procedures established by Lender and agreed to by Bank and any written guidelines provided by Lender and agreed to by Bank, from time to time including, without limitation, procedures and guidelines that limit the dollar or percentage of a Lender’s securities which may be loaned to a particular Borrower, minimum spread at loan initiation requirements for each Loan, and percentage or dollar limitations on the amount of each Lender’s assets that may be loaned to a Borrower. Such supervisory procedures and written guidelines shall be deemed to be incorporated into this Agreement by reference.

Bank shall seek to assure that Lender receives a fair allocation of lending opportunities vis-à-vis other lenders, taking into account the demand for and availability of Securities, types of Collateral, eligibility of Borrowers, limitations on investments of Cash Collateral, tax treatment, and similar commercial factors. From time to time, Bank may lend to Borrowers Securities held in the Account (except Securities that Lender has notified to Bank are unavailable or Securities that are no longer subject to the representations set forth in Section 3) and shall deliver such Securities against receipt of Collateral in accordance with the applicable MSLA. Bank shall have the right to decline to make any Loans to any Borrower and to discontinue lending to any Borrower in its sole discretion and without notice to Lender provided that: (1) as soon as reasonably practicable, Bank shall notify Lender that it has discontinued making new loans to a Borrower; and (2) if the Bank has notified Lender in advance that it intends to delete the Borrower from the list of approved Borrowers and terminate an existing Loan in advance, Bank shall comply with the procedures in Section 5(g) in the event that termination of the Loan would result in an Advance. Bank hereby agrees that, notwithstanding the above, it shall use best reasonable efforts to not lend all Securities issued by a single issuer held by Lender, but shall retain sufficient numbers of those Securities so that Lender may be made aware of any corporate actions in connection with such Securities in accordance with the terms of the Custody Agreement and may terminate the Loan relating to such Securities if required.

b. Receipt of Collateral. Collateral Substitution. Existing Collateral. For each Loan, Bank or a Triparty Institution shall receive and hold all Collateral required by the applicable MSLA in a collateral account (“Collateral Account”), and Bank is hereby authorized and directed, without obtaining any further approval from Lender, to invest and reinvest all or substantially all Cash Collateral in accordance with Appendix 1 as promptly as practicable. Bank shall credit, or where applicable shall have a Triparty Institution credit, all Collateral, Authorized Investments and Proceeds to a Collateral Account and Bank shall mark its books and records to identify Lender’s interest therein, it being understood, however, that all monies credited to a Collateral Account may for purposes of investment be commingled with cash collateral held for other lenders of securities on whose behalf Bank may act (it being understood that such commingling shall be only to the extent permitted by applicable law, regulations and interpretations thereof including without limitation the 40 Act). Bank may, in its sole discretion, liquidate any Authorized Investment and credit the net proceeds to a Collateral Account. Bank shall accept substitutions of Collateral acceptable under Appendix 1 in accordance with the applicable MSLA, and shall credit, or where applicable shall have a Triparty Institution credit, all such substitutions to a Collateral Account. Bank shall notify the Lender and the Adviser on any Business Day that Bank determines that any of the Existing Collateral can be sold at a value that approximates amortized cost and, if instructed by Lender or Adviser, sell such Existing Collateral. Unless Lender or Adviser instructs Bank to the contrary, Bank is hereby authorized and directed to hold Existing Collateral until maturity. Any proceeds from the sale of Existing Collateral or Proceeds with respect to Existing Collateral including payments of principal upon maturity shall be credited to the Collateral Account and invested by Bank in Authorized Investments on payable date.

c. Mark to market procedures. (i) Bank shall require initial Collateral for a Loan in an amount determined by applying the then applicable “Collateral Requirement” (as defined below) to the Market Value of the Security that is the subject of the Loan together with, in the case of fixed income Securities, any accrued but unpaid interest thereon. The “Collateral Requirement” with respect to a given Security shall be an amount equal to the then applicable percentage (not less than 102% for Collateral denominated in the same currency as the Security that is the subject of a Loan and not less than 105% for Collateral denominated in a currency different from the Security that is the subject of a Loan) of the Market Value of the Security that is the subject of a Loan as determined on the close of trading on the preceding Business Day. (ii) With respect to each Loan of Securities if, the aggregate Market Value of the Collateral held by Bank on behalf of Lender for such Loan on any Business Day is less than 102% or 105%, as applicable, of the aggregate Market Value of the Securities which are the subject of such Loan (together with accrued but unpaid interest in the case of fixed income Securities, but in any event exclusive of any diminution in the value of Cash Collateral investments), Bank shall demand, as needed, on each such Business Day on behalf of Lender, that the Borrower, provide additional Collateral in accordance with the applicable MSLA (it being acknowledged that pursuant to the forms of MSLA, Collateral shall be delivered by a Borrower by the close of the Business Day following the Business Day on which a Collateral demand is made by Bank). Such additional Collateral demanded, together with the Collateral then held by Bank on behalf of Lender for such Loan, shall be not less than the applicable Collateral Requirement. In respect of the forgoing, additional Collateral shall not be demanded to the extent that a Collateral shortfall is on account of a diminution in the value of Cash Collateral investments. (iii) In accordance with general market practice, the Market Value of certain Securities (including, without limitation, U.S. Government Securities), whether on Loan or received as Collateral, may be determined on a same day basis by reference to recognized pricing services. Bank may from time to time establish de minimis guidelines with respect to Collateral pursuant to which a mark to market would not be made even where otherwise required hereunder which shall be without prejudice to Bank’s duties to require Collateral, to take the actions as described in Section 6 in the event of Borrower default and to indemnify Lender as provided in Section 7. Such de minimis guidelines may provide that, for loans of securities denominated in the same currency as the Collateral that is the subject of a Loan, that the aggregate Market Value of the Collateral held by Bank on behalf of Lender for such Loan on any Business Day may be less than 102%, but shall in no event be less than 101.51%. Such de minimis guidelines may provide that, for loans of securities denominated in a currency that is different than the Collateral that is the subject of a Loan, that the aggregate Market Value of the Collateral held by Bank on behalf of Lender for such Loan on any Business Day may be less than 105%, but shall in no event be less than 104.51%. Bank shall notify the Lender of any changes to such de minimis guidelines in writing prior to implementation.

d. Changes in procedures applicable to Collateral. The Collateral procedures set forth in Sections 5(b)-(c) above reflect Bank’s current practice and may be changed by Bank from time to time based on general market conditions (including volatility of Securities on Loan and of securities Collateral, if and when taken), the Market Value of Securities on Loan to a given Borrower, and in accordance with general market practice and regulatory requirements. Bank shall notify Adviser (in its capacity as an Authorized Person) and Lender of material revisions to the foregoing procedures, including, without limitation, any changes that would result in a lowering of the Collateral Requirements. Unless Adviser (acting in its capacity as an Authorized Person) or Lender objects in writing within ten (10) Business Days, such change shall be deemed acceptable to Lender. No change will be effective if objected to by Adviser or Lender; it being understood that Bank may terminate this Lending Agreement forthwith on notice to Lender if Lender does not accept any such change.

e. Investment of Cash Collateral. (i) Until Bank receives Proper Instruction from Lender, directing Cash Collateral to be invested otherwise, Cash Collateral shall be invested in the investment vehicle designated on Appendix 1 (and with any such directed investment being a “Cash Collateral Investment Directed By Lender”). Appendix 1 may be amended at any time by Lender or Adviser to delete types of permissible investments upon five Business Days’ prior notice to Bank. Appendix 1 may also be amended by written agreement between Lender or Adviser (acting in its capacity as an Authorized Person) and Bank. (ii) Authorized Investments are made for the account of, and at the sole risk of, Lender. Bank shall have no fiduciary or other responsibility with respect to Lender’s decision to invest in any Cash Collateral Investment Directed By Lender. In that connection, Lender shall pay to Bank on demand in cash an amount equal to any deficiency in the amount of Collateral available for return to a Borrower pursuant to the applicable MSLA. In addition, to the extent that Bank is unable to access and/or liquidate any Cash Collateral Investment Directed by Lender and provided that the Bank has timely issued a redemption order to the Cash Collateral Investment Directed By Lender, the Replacement Period under Section 7(c) shall not begin to toll until Bank is able to access and/or liquidate the Cash Collateral Investment Directed By Lender. Bank is authorized to select brokers and dealers for the execution of trades in connection with the investment of Cash Collateral, which broker or dealer may be an Affiliate of the Bank or Lender only if permitted and in accordance with the conditions in the ‘40 Act and the rules thereunder. Bank shall not invest Cash Collateral in securities issued or underwritten by, or enter into repurchase agreements with or purchase or sell Cash Collateral investments to or from Affiliates of Bank or Lender unless such securities are expressly permitted herein or by Appendix 1.

f.	Distributions and Voting Rights.

(i) Bank shall credit the Account on payable date with the amount of all cash Distributions (but for purposes of this Section 5(f) and Section 7(b) hereof, the term “cash Distributions” shall not include any principal payment, whether paid upon the maturity of any debt Security or prior to its maturity) with respect to Securities on Loan over their record date that Lender would have received under the Custody Agreement had such Securities not been on Loan over record date; provided, that with respect to Non-U.S. Securities, Bank’s obligation to credit the Account shall extend only to record dates (and Distributions made during the period of the relevant Loan) up to and including the date of any Event of Default (as defined in the applicable MSLA). To the extent that cash Distributions are not delivered to Bank by Borrower and Bank has so credited the Account with such Distributions, Bank shall be subrogated to Lender’s rights against Borrower as provided in Section 7(d). In connection with the foregoing, Lender shall promptly return any amount so credited upon written notification from Bank that: (a) such amount has not been paid by the issuer of the Securities or the paying agent therefore (as applicable) in the ordinary course of business or (b) such amount was incorrectly credited. If Lender does not promptly return any amount upon such written notification, Bank shall be entitled, upon written notification to Lender, to reverse such credit by debiting the Account for the amount previously credited.

(ii)	(a) Any non-cash Distribution which is in the nature of a stock split or a stock dividend shall be added to the existing Loan to which such dividend relates as of the date such non-cash Distribution is payable and shall be subject to the provisions hereof and the applicable MSLA. (b) Any non-cash Distribution which is in the nature of warrants or rights to purchase shares made with respect to any Securities on Loan shall be deemed to be a new Loan made by Lender to Borrower (and shall be considered to constitute Securities on Loan) as of the date such non-cash Distribution is payable and shall be subject to the provisions hereof; provided that Lender or Adviser (acting in its capacity as an Authorized Person) may, by giving Bank ten (10) Business Days’ notice prior to the date of such non-cash Distribution (or such different amount of time as Bank may from time to time require on advice to Lender), direct Bank to request that the Borrower deliver such non-cash Distribution to Bank pursuant to the applicable MSLA, in which case Bank shall credit such non-cash Distribution to the Account. (c) If, despite (a) and (b) Lender or Adviser (acting in its capacity as an Authorized Person) requests that Bank instruct the Borrower to deliver a non-cash Distribution on its payable date, and Borrower fails so to deliver the non-cash Distribution, the indemnity provisions and corresponding subrogation rights set forth in Section 7 shall apply.

(iii)

During the term of any Loan, Bank shall permit the Securities on Loan to be transferred into the name of and be voted by the Borrower or others. Lender shall not be entitled to: (a) participate in any dividend reinvestment program with respect to Securities that are eligible for Loan (whether or not actually on Loan) as of the applicable record date for such Securities or (b) vote proxies with respect to Securities that are on Loan as of the applicable record date for such Securities. In those markets where it is not practical or permissible to do so (e.g., Finland, Norway and Sweden), Lender shall not be entitled to vote proxies with respect to Securities that are eligible for Loan (but not actually on

Loan) as of the applicable record date for such Securities. Notwithstanding the foregoing, Lender or Adviser (acting in its capacity as an Authorized Person) shall be entitled to instruct Bank to recall Securities on Loan to vote proxies (it being understood and agreed that in such cases the right to vote shall be contingent on such Securities being received back from Loan prior to any applicable proxy voting deadlines imposed by the issuer and Bank). Lender or Adviser (acting in its capacity as an Authorized Person) may also request that Bank obtain from a Borrower a commitment to vote or consent as directed with respect to a material event affecting Securities on Loan when Lender or Adviser (acting in its capacity as an Authorized Person) believes it necessary to so vote or consent, it being understood, however, that a Borrower has no obligation to so vote or consent and may, in some circumstances, be unable to do so.

g. Advances, overdrafts and indebtedness. Security Interest. Bank may, in its sole discretion, advance funds on behalf of Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled pursuant to the applicable MSLA. Lender shall repay Bank on demand the amount of any advance or any other amount owed by Lender hereunder (each, an “Advance”). Any such Advance shall bear interest at the rate customarily charged by Bank for such Advances at the time such Advance is made. In order to secure repayment of any Advance, Bank shall have a continuing lien and security interest in and to all assets now or hereafter held in the Account and any Collateral Account (to which Lender is entitled hereunder) and any other property at any time held by it for the benefit of Lender or in which Lender may have an interest which is then in Bank’s possession or control or in the possession or control of any third party acting on Bank’s behalf. In this regard, Bank shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the New York Uniform Commercial Code and/or any other applicable laws and/or regulations as then in effect. Bank shall follow the lien enforcement procedures agreed to between Bank and Lender. Such lien enforcement procedures shall be incorporated into this Agreement by reference.

h. Termination of a Loan. (i) Loans shall generally be terminable on demand. (ii) Bank shall terminate any Loan of Securities to a Borrower as soon as practicable after: (a) receipt by Bank of a notice of termination of the respective MSLA; (b) receipt by Bank of Written Instructions directing it to terminate a Loan; (c) receipt by Bank of Written Instructions instructing it to delete from Appendix 2 the Borrower to which such Loan was made; (d) receipt by Bank of Written Instructions advising that the Security subject to a Loan is no longer subject to the representations contained in Section 3 hereof; (e) receipt by Bank of notice advising that an Event of Default (as defined in the applicable MSLA) has occurred and is continuing beyond any applicable grace period; (f) whenever Bank, in its sole discretion, elects to terminate such Loan; or (g) termination hereof. (iii) Lender acknowledges that: (1) termination hereof may result in the termination of certain Authorized Investments prior to their maturity which, in turn, may result in losses being realized in such Authorized Investments; and (2) any such losses shall be for the account and sole risk of Lender. (iv) In the event that Lender instructs Bank to suspend all lending under this Agreement, Bank shall cease initiating any new Loans on the date Bank receives such instruction and if instructed by Lender, terminate existing Loans in an orderly fashion.

i. Sale of a Security on Loan. Lender shall advise Bank of the sale of Securities no later than 9:00 a.m. on the Business Day after the sale date (which notice need not be limited to Securities on Loan, but must include such Securities). Bank shall not be liable for any failures occurring on a settlement date for sale of Securities if timely notice is not given by Lender as provided in the preceding sentence, and shall not be liable in any event (except as provided in Section 7) for failure of a Borrower to return Securities on Loan in a timely fashion; provided that, if notice is given by Lender to Bank by the time set out in the preceding sentence and the Borrower does not return the Security on Loan within the settlement time frame applicable to the sale of such Security, Bank shall credit Lender for any related overdraft charges and reimburse Lender for those charges that may be incurred in connection with any resulting sale fail or, alternatively, Bank shall credit to the Account a security identical to the Security on Loan. In connection with the foregoing, Lender shall subrogate Bank to any rights Lender may have against the Borrower to the extent Bank makes any such payment or credit (where the credit or payment resulted in any expense to Bank). Lender shall receive contractual settlement date accounting (as described in Section 6(b) of the Custody Agreement) with respect to Securities that are on Loan to the same extent that Lender would be entitled to contractual settlement date accounting under the Custody Agreement for the sale of Securities that were not on Loan; it being understood and agreed, however, that in any given case Lender shall not be entitled to be credited with a security identical to a Security on Loan and to receive contractual settlement date accounting in respect of the sale of such Security.

j. Recordkeeping and Reports. Bank shall establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. Bank shall provide Lender and Adviser (acting in its capacity as an Authorized Person) with a monthly statement describing the Loans made during the preceding month and the income derived from Loans during the period covered by such statement. A party shall comply with reasonable requests of the other party for information necessary to the requester’s performance of its duties hereunder.

Section 6 - Default by Borrower

(a) Permitted Assumptions, Information Supplied; Good Faith. Bank may assume (unless it has actual knowledge to the contrary) that any representations made by a Borrower in connection with any Loan are true, that no event which is or may become an Event of Default (as defined in the applicable MSLA) has occurred and that a Borrower has complied with its obligations under the applicable MSLA. Subject to Sections 5(f)(i)-(ii) and Sections 7(b)-(c) hereof, Bank shall have no responsibility for any breach of any obligation by any Borrower under or in connection with any MSLA or Loan. Bank shall have no responsibility for the accuracy or completeness of any information supplied by any Borrower. Bank shall not be liable as a result of taking or omitting to take any action, provided that Bank shall have carried out its responsibilities as lending agent hereunder in good faith.

(b) Failure to Return Loaned Securities (Other than Borrower Solvency). If any Borrower with respect to any Loan effected pursuant hereto and pursuant to the applicable MSLA fails to return any Securities on Loan when due thereunder for reasons other than relating to the solvency of the Borrower, Bank shall then, in addition to taking whatever action may be required by Section 7(c) hereof, take whatever action it deems appropriate in accordance with general market practice and Bank’s reasonable judgment, including, but not necessarily limited to, claiming compensation from such Borrower on behalf of Lender in the event a trade executed by Lender fails on account of such Borrower’s failure timely to have returned Securities on Loan or, where Bank deems it necessary, such other action as may be permitted by the applicable MSLA.

(c) Failure to Return Loaned Securities (Borrower Solvency). If any Borrower with respect to any Loan effected pursuant hereto and pursuant to the applicable MSLA fails to return any Securities on Loan when due thereunder for reasons relating to the solvency of the Borrower, Bank shall then, in addition to taking whatever action may be required by Section 7(c) hereof, take such action as its deems appropriate in accordance with Bank’s reasonable judgment under the applicable MSLA.

Section 7 - Liabilities. Indemnification

a) Liabilities. Except as provided in Sections 5(f)(i)-(ii) and Sections 7(b)-(c) hereof, Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by Lender, except those costs, expenses, damages, liabilities and claims arising out of the negligence, bad faith or willful misconduct of Bank. Bank shall have no obligation hereunder for: (i) costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees), which are sustained or incurred by Lender by reason of any action or inaction by any pricing service, any Depository or a Triparty Institution or their respective successors or nominees; and (ii) any failure to perform any obligation due to any matters beyond the control of Bank. In no event shall Bank be liable for indirect or consequential damages or lost profits or loss of business, arising hereunder or in connection herewith, even if previously informed of the possibility of such damages and regardless of the form of action.

Except for any costs or expenses incurred by Bank in performing its obligations pursuant to Sections 5(f)(i)-(ii) and Sections 7(b)-(c) hereof and ordinary operating expenses incurred by Bank in providing services hereunder, Lender shall indemnify Bank and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which Bank may sustain or incur or which may be asserted against Bank by reason of or as a result of any action taken or omitted by Bank in connection with operating hereunder or enforcing Lender’s rights under the applicable MSLA, other than those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of Bank. The foregoing indemnity shall be a continuing obligation of Lender, its successors and assigns, notwithstanding the termination of any Loans hereunder or of this Lending Agreement. Bank may charge any amounts to which it is entitled hereunder against the Account, and Lender shall be entitled to an accounting of all amounts so charged. Actions taken or omitted in reliance upon Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by Bank, in good faith, to be genuine or bearing the signature of a person or persons believed, in good faith, to be authorized to sign, countersign or execute the same, shall be conclusively presumed to have been taken or omitted in good faith.

b) Indemnification of Lender in respect of Distributions. If the Borrower in respect of any Loan effected pursuant hereto and pursuant to the applicable MSLA fails to deliver any non-cash Distributions with respect to Securities on Loan as and when requested to do so by Bank as provided in Section 5(f) hereof (the “Due Date”), then Bank shall, at Bank’s expense, make best reasonable efforts to purchase replacement Securities of same issue, type, class, and series as the non-delivered Securities (“Replacement Securities”) within five Business Days of the Due Date or such other period as Bank and Lender may agree (the “Purchase Period”) and deposit such Replacement Securities to Lender’s Account as soon as practicable thereafter. In the event that Bank is unable to purchase Replacement Securities and deposit such Replacement Securities to Lender’s Account as soon as practicable thereafter, Bank shall notify Lender in writing at the expiration of the Purchase Period, and, at Bank’s expense, either (i) Lender shall purchase Replacement Securities for Lender’s Account as soon as such purchase is practicable (but in no event later than five Business Days after the expiration of the Purchase Period or such other period as Bank and Lender may agree (“Lender’s Purchase Period”) or (ii) if Lender concludes that a purchase of replacement Securities is not in the best interests of Lender’s shareholders or if Lender’s Purchase Period has expired, then Lender shall instruct Bank to credit Lender’s Account with an amount in Dollars equal to the Market Value of the Replacement Securities on the Due Date (including, without limitation, brokerage expenses, transaction-related expenses, any fines, penalties or other expenses borne by Lender for Borrower’s failure to deliver any replacement Securities on the Due Date, and (1) in the case of debt Securities, accrued interest up to and including the date on which Bank credits Lender’s Account with such amounts and (2) in the case of equity Securities, the amount of any dividends or other payments up to and including the date on which Bank credits Lender’s Account with such amounts).

c) Indemnification of Lender in respect of Securities.

(i) U.S. Securities. If the Borrower in respect of any Loan of U.S. Securities effected pursuant hereto and pursuant to the applicable MSLA fails to return any Securities on Loan to Bank for the Account when due thereunder, which is the date an Event of Default shall have occurred under the applicable MSLA (the “Return Date”), then as soon as practicable on or after the Return Date, Bank shall notify Lender accordingly, and at Bank’s expense, subject to Sections 7(c)(iii) and 7(d) hereof, make best reasonable efforts to purchase Replacement Securities of the same issue, type, class and series to the Account with a market value as of the date they are credited to Lender’s Account (the “Credit Date”) within five Business Days of the Return Date or such other period as Bank and Lender may agree (the “Replacement Period”) and deposit such Replacement Securities to Lender’s Account as soon as practicable thereafter. In the event that Bank is unable to purchase Replacement Securities during the Replacement Period and deposit such Replacement Securities to Lender’s Account as soon as practicable thereafter, Bank shall notify the Lender accordingly in writing at the expiration of the Replacement Period, and, at Bank’s expense but subject to Sections 7(c)(iii) and 7(d) hereof, either (A) Lender shall purchase Replacement Securities for Lender’s Account as soon as such purchase is practicable (but in no event later than five Business Days after the expiration of the Replacement Period or such other period as Bank and Lender may agree) (“Lender’s Replacement Period”) or (B) if Lender concludes that a purchase of Replacement Securities is not in the best interests of Lender’s shareholders or if Lender’s Replacement Period has expired, then Lender shall instruct Bank to credit Lender’s Account with an amount in Dollars equal to the Market Value of the Replacement Securitieson the Credit Date (including, without limitation, brokerage expenses, transaction-related expenses, any fines, penalties or other expenses borne by Lender for Borrower’s failure to return Replacement Securities on the Return Date, and, (1) in the case of debt Securities, accrued interest up to and including the Credit Date and (2) in the case of equity Securities, the amount of any dividends or other payments up to and including the Credit Date).

(ii) Non-U.S. Securities. If the Borrower in respect of any Loan of Non-U.S. Securities effected pursuant hereto and pursuant to the applicable MSLA fails to return any such Securities on Loan to Bank for the Account on the Return Date, then as soon as practicable on or after the Return Date, Bank shall notify Lender accordingly, and at Bank’s expense (subject to Sections 7(c)(iii) and (d) hereof), Bank shall make best reasonable efforts to purchase Replacement Securities with a market value as of the Return Date within the Replacement Period and deposit such Replacement Securities to Lender’s Account as soon as practicable thereafter. In the event that Bank is unable to purchase Replacement Securities during the Replacement Period and deposit such Replacement Securities to Lender’s Account as soon as practicable thereafter, Bank shall notify Lender accordingly in writing at the expiration of the Replacement Period, and, at Bank’s expense (subject to Section 7(c)(iii) and (d) below), either (A) Lender shall purchase Replacement Securities for Lender’s Account during Lender’s Replacement Period or (B) if Lender concludes that a purchase of Replacement Securities is not in the best interests of Lender’s shareholders or if Lender’s Replacement Period has expired, then Lender shall instruct Bank to credit Lender’s Account with an amount in US Dollars equal to the Market Value of the Replacement Securities on the Return Date (including, without limitation, brokerage expenses, transaction-related expenses and any fines, penalties or other expenses borne by Lender for Borrower’s failure to return Replacement Securities on the Return Date, and, (1) in the case of debt Securities, accrued interest up to and including the Credit Date and (2) in the case of equity Securities, the amount of any dividends or other payments up to and including the Credit Date).

(iii) In connection with Section 7(b) and Section (c)(i) and (ii) above, “Market Value” (or “Value” in the case of Borrowers subject to Appendix 5B) shall: (y) be determined by Bank in accordance with the applicable MSLA, including the computation of Dollar equivalents where Securities on Loan and/or Collateral (and Proceeds) are denominated in a currency other than Dollars; and (z) in the case of fixed income Securities, including any accrued but unpaid interest thereon. If the Market Value of the Cash Collateral on a Credit Date or a Return Date is less than that which is required to purchase Replacement Securities (and non-cash Distributions) or to credit the Account with the Market Value in Dollars of the Securities on Loan (and non-cash Distributions) as a result of a decrease in the Market Value of Authorized Investments, Bank shall not be responsible for that decrease and shall deposit Replacement Securities or credit the Account, with the Market Value of such Securities on Loan only to an amount net of the decrease in Market Value of Authorized Investments.

d) Subrogation. If Bank makes a payment or a purchase pursuant to Sections 5(f), 7(b) or 7(c) Bank shall, to the extent of such payment or purchase, be subrogated to, and Lender shall assign and be deemed to have assigned to Bank, all of its rights in, to and against the Borrower (and any guarantor thereof) in respect of such Loan, any Collateral pledged by the Borrower in respect of such Loan, and all proceeds of such Collateral. In the event that Lender receives or is credited with any payment, benefit or value from or on behalf of the Borrower in respect of rights to which Bank is subrogated as provided herein, Lender shall promptly remit or pay to Bank the same (or its Dollar equivalent).

Section 8 - Bank Compensation

The compensation payable to Bank hereunder shall be as set forth in the fee schedule annexed hereto as Appendix 6, as the same may be amended from time to time. Bank is authorized, on a monthly basis, to charge such fees (together with reasonable expenses incurred by Bank hereunder) and any other amounts owed by Lender hereunder against the Account and/or a Collateral Account.

Section 9 - Taxes

(a) Lender shall be responsible for all filings, tax returns and reports on any Loans undertaken by Bank on Lender’s behalf which are to be made to any authority whether governmental or otherwise and for the payment of all unpaid calls, taxes (including, without limitation, any value added tax), imposts, levies or duties due on any principal or interest, or any other liability or payment arising out of or in connection with any Securities or any Collateral, and insofar as Bank is under any obligation (whether of a governmental nature or otherwise) to pay the same on Lender’s behalf, Bank may do so out of any monies or assets held by it pursuant to the terms of the Custody Agreement or hereunder.

(b) Lender acknowledges that: (i) the tax treatment of the payments made by a Borrower to Lender in lieu of Distributions (including, by way of illustration and not of limitation, with respect to any dividends received deduction and amounts paid by the depositary on American Depositary Receipts and Global Depositary Receipts) may differ from the tax treatment of the Distribution to which such payments relate; and (ii) it has made its own determination as to the tax treatment of any Loan made pursuant hereto, of any in lieu of payments made by a Borrower and of any remuneration and any other amounts that may be received by it hereunder.

(c) The parties intend any Loan to qualify as a securities lending transaction subject to Section 1058 of the Internal Revenue Code of 1986, as amended, and, in that connection, Bank confirms that its documentation is designed to help assure that lending transactions so qualify. Each party shall refrain from taking any action that would reasonably be expected to cause any Loan to fail to so qualify.

Section 10 - Instructions

a) (i) Written Instructions. “Written Instructions” shall mean written communications actually received by Bank from an Authorized Person or from a person reasonably believed by Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method reasonably acceptable to Bank and whereby Bank is able to verify with a reasonable degree of certainty the identity of the sender of such communications or which communications are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. (ii) Oral Instructions. “Oral Instructions” shall mean oral communications actually received by Bank from an Authorized Person or from a person reasonably believed by Bank to be an Authorized Person. Oral Instructions shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Lender shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the Oral Instructions received, or Bank’s failure to produce such confirmation at any subsequent time. Lender shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank may make available to Lender or its Authorized Persons.

b) Unless otherwise expressly provided, all Proper Instructions shall continue in full force and effect until canceled or superseded.

c) Notwithstanding anything in this Agreement to the contrary, the Written Instructions of at least two of the officers of the Lender designated on Appendix 7 hereto (“Authorized Officers”) are required to:

(1)	Instruct the Bank to reallocate Authorized Investments or amend Appendix 3 to add or delete Authorized Investments;

(2)	Liquidate Existing Collateral;

(3)	Instruct the Bank to delete Borrowers from the Approve Borrowers List or consent to the addition of Borrowers to the approved Borrowers list on Appendix 2;

(4)	Instruct the Bank to send funds of the Lender to Accounts other than Accounts authorized by the Agreement or the Custody Agreement;

(5)	Instruct the Bank to terminate all loans with a Borrower or group of Borrowers; or

(6)	Terminate the Agreement pursuant to Section 12 of the Agreement.

For purposes of this Section 10(c), the term “Written Instructions” as defined in Section 10(a)(i) includes instructions initiated by the Authorized Officers via electronic mail (“Electronic Mail Instructions”) and received or forwarded to Bank; provided that such Electronic Mail Instructions shall be promptly thereafter confirmed in writing by two of the Authorized Officers. Notwithstanding the foregoing, Lender shall hold Bank harmless for the failure of such Authorized Officers to send such confirmation or the failure of such confirmation to conform to the Electronic Mail Instructions received by Bank.

Section 11 - Pricing Services

Bank may use any pricing service referred to in an applicable MSLA and any other recognized pricing service (including itself and any of its Affiliates) in order to perform its valuation responsibilities with respect to Securities, Collateral and Authorized Investments, and Lender shall hold Bank harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such pricing service. If Lender or Adviser (acting in its capacity as an Authorized Person) advises Bank that there is a material discrepancy between the price assigned to a Security in the calculation of a Lender’s net asset value by Lender and the price assigned by Bank in connection with the indemnity contained in Section 7(c) where Bank credits the Market Value of a Security to Lender, the parties shall negotiate in good faith on the price to apply.

Section 12 - Termination

This Lending Agreement may be terminated at any time by any party upon delivery to the other party of notice specifying the date of such termination, which shall be not less than five days after the date of receipt of such notice. Notwithstanding any such notice, this Lending Agreement shall continue in full force and effect with respect to all Loans outstanding on the termination date, which Loans shall, however, be terminated as soon as reasonably practicable.

Section 13 - Miscellaneous

a) Legal proceedings. Bank may refrain from bringing any legal action or proceeding arising out of or in connection with any Loan until it shall have received such security as it may require for all costs, expenses (including legal fees) and liabilities which it shall or may expend or incur in relation thereto.

b) Integration. Lending Agreement to Govern. This Lending Agreement, including the documents incorporated by reference herein, and the Custody Agreement contain the complete agreement of the parties with respect to the subject matter hereof and supersede and replace any previously made proposals, representations, warranties or agreements with respect thereto by the parties, including, without limitation, the Securities Lending Agreement between certain JPMorgan Funds and Bank, dated as of August 11, 2005 as amended, the Securities Lending Agreement between Bank and JPMorgan Institutional Trust dated as September 26, 2005 as amended and the Securities Lending Agreement between Bank and Pacholder High Yield Fund, Inc. dated as of November 15, 2005 as amended. In the event of any conflict between this Lending Agreement and the Custody Agreement, this Lending Agreement shall govern.

c) Confidentiality of Portfolio Holdings and Other Information. Bank shall keep confidential, and will cause its employees to keep confidential, all non-public information concerning the Lender’s portfolio holdings and other confidential information (collectively, “Lender Confidential Information”) obtained hereunder from or on behalf of the Lender. Bank will use Lender Confidential Information only for the purposes of providing services under this Agreement and will disclose such Confidential Information only to the extent necessary to provide the services specified in this Agreement or as otherwise required by law. Lender shall keep confidential all confidential information provided to it by

Bank under this Agreement (“Bank Confidential Information”), except to the extent that disclosure is required by applicable law or otherwise with the consent of Bank. Confidential Information of a disclosing party shall in no event include information which the receiving party (i) knew at the time of first disclosure to it; (ii) is or becomes generally known in the industry or public knowledge without default by the receiving party of its obligations hereunder; (iii) can demonstrate, from written records, has been independently developed through employees none of whom had access to Confidential Information; or (iv) is generally furnished to third parties by the disclosing party without confidentiality restriction. A receiving party may disclose the other party’s Confidential Information pursuant to regulatory duties or competent judicial order provided that such party provides to the other party prompt detailed notice of such duties or order to permit the other party to seek an appropriate protective order or otherwise intervene to protect its Confidential Information. Notwithstanding anything herein that may be to the contrary, a receiving party may disclose Confidential Information of the other party to its regulatory authority having supervisory jurisdiction over it pursuant to a request made during the course of a supervisory examination or otherwise.

d) Notices. Unless expressly provided herein to the contrary, notices hereunder shall be in writing, and delivered by facsimile, telecopier, overnight express mail, first-class postage prepaid, delivered personally or by receipted courier service. All such notices which are mailed shall be deemed delivered upon receipt. Notices shall be addressed as follows (or to such other address as a party may from time to time designate on notice duly given in accordance with this Section): notices to Bank shall be addressed to it at, 4 New York Plaza, New York, New York, 10004, Attention: Global Securities Lending; notices to be given to Lender shall be addressed to it at its offices at 245 Park Avenue, New York, New York 10167, Attention: Frank J. Nasta, Esq., with copies to Patricia A. Maleski, Joy C. Dowd, and Wendy Setnicka.

e) Amendments. Waiver. This Lending Agreement may be modified only by a written amendment signed by both parties, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

f) Governing Law. Consent to Jurisdiction. Waiver of Immunity. THIS LENDING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Bank and Lender each hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and Lender hereby waives any claim of forum non conveniens to the extent that it may lawfully do so. To the extent that in any jurisdiction Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Lender irrevocably shall not claim, and it hereby waives, such immunity.

g) Counterparts. Headings. This Lending Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument. The headings of the sections hereof are included for convenience of reference only and do not form part of this Lending Agreement.

h) Severability. Any provisions hereof which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

i) Identity of Adviser. If Lender is a registered investment company, the name of the investment adviser (and subadvisers, if any), to Lender is set forth on Exhibit A. Lender shall promptly notify Bank of any change in the identity of any of the foregoing.

j) Multiple Lenders. This Lending Agreement shall, and shall be deemed to, create a separate agreement for each series or investment company (in the case of an investment company that does not consist of a separate series) listed on Exhibit A. For any Loan, each reference in this Lending Agreement to Lender shall be, and shall be deemed to be, a reference solely to the particular series or investment company to which that Loan relates. In no circumstances shall the rights, obligations or remedies with respect to a particular series or investment company, as the case may be, constitute a right, obligation or remedy with respect to any other series or investment company. Specifically, and without limiting the scope of the foregoing, Bank shall have no right to set off claims of, or amounts payable to, one series or investment company, as the case may be, by applying property of any other series or investment company.

k) Matters Relating to any Lender that is a series of a Massachusetts Business Trust. For any Lender that is a series of a Massachusetts Business Trust, it is expressly agreed that the obligations of the Lender hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Lender personally, but shall bind only the trust property of the Lender. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Lender, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Lender as provided in the Lender’s Declaration of Trust.

IN WITNESS WHEREOF, the parties have executed this Lending Agreement as of the date first above-written.

JPMORGAN CHASE BANK, NA	PACHOLDER HIGH YIELD FUND, INC.
JPMORGAN TRUST I
JPMORGAN TRUST II
J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
JPMORGAN INSURANCE TRUST
JPMORGAN INSTITUTIONAL TRUST (on behalf of each of the funds listed on Exhibit A to which the above entity relates)

By:	By:
Name:	Name: Robert L. Young
Title:	Title: Senior Vice President
Date: February , 2010	Date: February 2, 2010

Exhibit A

Effective February 9, 2010

Participating Funds

JPMorgan Trust I

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

1.	JPMorgan International Equity Fund

2.	JPMorgan Intrepid European Fund

3.	JPMorgan International Opportunities Fund

4.	JPMorgan International Value Fund

5.	JPMorgan Small Cap Core Fund

6.	JPMorgan Small Cap Equity Fund

JPMorgan Trust II

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

1.	JPMorgan Core Bond Fund

2.	JPMorgan Core Plus Bond Fund

3.	JPMorgan High Yield Fund

4.	JPMorgan Short Duration Bond Fund

5.	JPMorgan Intrepid Mid Cap Fund

6.	JPMorgan Equity Index Fund

7.	JPMorgan Large Cap Growth Fund

8.	JPMorgan Large Cap Value Fund

9.	JPMorgan Market Expansion Index Fund

10.	JPMorgan Mid Cap Growth Fund

11.	JPMorgan Small Cap Growth Fund

12.	JPMorgan Small Cap Value Fund

13.	JPMorgan International Equity Index Fund

J.P. Morgan Fleming Mutual Fund Group, Inc.

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

JPMorgan Mid Cap Value Fund

Participating Funds continued

JPMorgan Insurance Trust

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

JPMorgan Insurance Trust Core Bond Portfolio

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio

JPMorgan Institutional Trust

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

JPMorgan Core Bond Trust

JPMorgan Intermediate Bond Trust

JPMorgan Equity Index Trust

Pacholder High Yield Fund, Inc. (name of Lender)

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

Appendix 1

Investment Guidelines

Separate Account for each Lender

Effective as of February 9, 2010

Permissible Investments

Permissible Investments for cash collateral shall be limited to Capital class shares of the JPMorgan Prime Money Market Fund (the “Prime Money Market Fund”). The Prime Money Market Fund is advised by an affiliate of Bank and investments therein are made in accordance with Rule 12d1-1 under the Investment Company Act of 1940, as amended.

Existing Investments

The following Lenders are holding Existing Collateral as defined in the Agreement as of February 9, 2010.

JPMorgan Trust II

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

1.	JPMorgan Core Bond Fund

2.	JPMorgan High Yield Fund

3.	JPMorgan Short Duration Bond Fund

4.	JPMorgan Intrepid Mid Cap Fund

5.	JPMorgan Equity Index Fund

6.	JPMorgan Large Cap Growth Fund

7.	JPMorgan Large Cap Value Fund

8.	JPMorgan Market Expansion Index Fund

9.	JPMorgan Mid Cap Growth Fund

10.	JPMorgan Small Cap Growth Fund

11.	JPMorgan Small Cap Value Fund

J.P. Morgan Fleming Mutual Fund Group, Inc.

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

1.	JPMorgan Mid Cap Value Fund

Participating Funds continued

JPMorgan Insurance Trust

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

1.	JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio

JPMorgan Institutional Trust

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

1.	JPMorgan Intermediate Bond Trust

2.	JPMorgan Equity Index Trust

Bank shall notify the applicable Lender on any Business Day that Bank determines that any of the Existing Collateral can be sold at a value that approximates amortized cost and, if instructed by Lender, sell such Existing Collateral. Unless Lender instructs Bank to the contrary, Bank is hereby authorized and directed to hold Existing Collateral until maturity. Any proceeds from the sale of Existing Collateral or Proceeds with respect to Existing Collateral including payments of principal upon maturity shall be credited to the Collateral Account and invested by Bank in Permissible Investments on payable date.

JPMORGAN CHASE BANK, NA	PACHOLDER HIGH YIELD FUND, INC.
JPMORGAN TRUST I
JPMORGAN TRUST II
J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
JPMORGAN INSURANCE TRUST
JPMORGAN INSTITUTIONAL TRUST (on behalf of each of the funds listed on Exhibit A to which the above entity relates)

By:	By:

Name:	Name: Robert L. Young

Title:	Title: Senior Vice President

Date: February , 2010	Date: February 2, 2010

Appendix 2

Approved Borrowers

Effective as of February 9, 2010

Note: All Borrowers are U.S. Borrowers unless otherwise noted

Borrower Name
GOLDMAN SACHS & CO.
UBS SECURITIES LLC
CREDIT SUISSE SECURITIES (USA) LLC
CITIGROUP GLOBAL MARKETS INC
DEUTSCHE BANK SECURITIES INCORPORATED
MS SECURITIES SERVICES INC.
MORGAN STANLEY & COMPANY INCORPORATED
BARCLAYS CAPITAL INC
MERRILL LYNCH PIERCE FENNER & SMITH INC.
RBS SECURITIES INC.
HSBC SECURITIES (USA) INC.
BANC OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORPORATION
MIZUHO SECURITIES USA INCORPORATED
NOMURA SECURITIES INTERNATIONAL INCORPORATED
JEFFERIES & COMPANY INCORPORATED
NATIONAL FINANCIAL SERVICES LLC
SG AMERICAS SECURITIES LLC
RBC CAPITAL MARKETS CORPORATION
DAIWA SECURITIES AMERICA INC
ING FINANCIAL MARKETS LLC
NEWEDGE USA LLC
DRESDNER KLEINWORT SECURITIES LLC
WELLS FARGO SECURITIES, LLC
PERSHING LLC
JANNEY MONTGOMERY SCOTT LLC
SANFORD C. BERNSTEIN AND COMPANY LLC
CIBC WORLD MARKETS CORP
BNP PARIBAS PRIME BROKERAGE, INC.
SOCIETE GENERALE NEW YORK BRANCH

Appendix 3

Acceptable Collateral

Cash Collateral

Appendix 5A

MASTER SECURITIES LENDING AGREEMENT

This MASTER SECURITIES LENDING AGREEMENT dated as of             200    by and between (“Borrower”) and JPMORGAN CHASE BANK, N.A., as trustee or managing agent for those certain trusts and accounts (including accounts subject to ERISA, as hereinafter defined) from time to time listed in Appendix A hereto (JPMorgan Chase Bank, N.A., acting in its capacity as trustee or managing agent for each such trust or account, and not in its individual capacity, is hereinafter referred to as “Trustee”).

W I T N E S S E T H    T H A T:

WHEREAS, Borrower desires to borrow, from time to time, certain securities from the Accounts, as hereinafter defined, on the terms and conditions hereinafter set forth; and

WHEREAS, Trustee is willing, subject to mutual agreement as to each loan in the manner hereinafter set forth, to lend such securities to Borrower from time to time on behalf of the Accounts on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement the following words and terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

a)	“Account” shall mean each trust or account from time to time listed in Appendix A hereto, as the same may be amended from time to time in accordance with paragraph 12 hereof.

b)	“Account Information” shall have the meaning assigned thereto in paragraph 12(a) hereof.

c)	“Agreed Format” shall have the meaning assigned thereto in paragraph 12(a) hereof.

d)	“Approved Account” and “Approved Accounts” shall have the respective meanings assigned thereto in paragraph 12(b) hereof.

e)	“Approved Securities” shall mean book-entry securities issued by the U.S. Treasury (as defined in Subpart O of Treasury Department Circular No. 300 and any successor provisions) and any other securities issued or fully guaranteed by the United States government or any agency, instrumentality or establishment of the U.S. government, including, without limitation, securities commonly known as “Ginnie Maes”, “Sally Maes”, “Fannie Maes” and “Freddie Macs”, and any other securities as agreed to by Borrower and Trustee from time to time, which are acceptable to Trustee in its sole discretion.

f)	“Business Day” shall mean any day on which banks and the NYSE are open for business in New York City.

g)

“Collateral” shall mean, collectively, all (a) Pledged Cash from time to time held by Trustee hereunder, any property in which such Pledged Cash may from time to time be invested or reinvested by Trustee and held by it (but not the income or distributions thereon or gains therefrom), and any amounts or other proceeds arising in connection with the sale, exchange, collection or other disposition of any of the foregoing, (b) Approved Securities from time to time delivered by Borrower and held by Trustee hereunder, the interest or other income therefrom and the proceeds thereof, and (c) Letters of Credit from time to time held by Trustee hereunder and the proceeds thereof, in each case regardless of whether the same has been allocated at any time or from time to time to any particular Loan.

h)	“Equivalent Securities” shall mean securities of an identical type, nominal value, description and number, of the same issuer and of the same class, as the Loaned Securities.

i)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

j)	“Letter of Credit” shall mean an irrevocable performance letter of credit issued by a bank acceptable to Trustee for the account of Borrower or any other person acceptable to Trustee, which letter of credit (a) expires not earlier than such time as shall be agreed between Borrower and Trustee, (b) names as beneficiary JPMorgan Chase Bank, N.A., as trustee or managing agent, (c) is payable to the beneficiary upon presentation of a draft in the amount of any drawing and a statement of the beneficiary that the amount being drawn thereunder represents money owed to the beneficiary in connection with a loan or loans of securities, (d) permits any number of partial drawings (which pro tanto reduce the amount available under the Letter of Credit), and (e) otherwise contains such terms and provisions as are required by or acceptable to Trustee.

k)	“Loan” shall mean each securities loan made pursuant to paragraph 2 hereof.

l)	“Loaned Securities” shall mean all securities loaned to Borrower hereunder or an equal principal amount of the same issue or series and any securities issued in exchange therefor.

m)	“Market Value” shall mean, with respect to any security, as of any date of determination thereof, (a) the closing price of such security on the NYSE on the trading day next preceding such date of determination, or (b) if such security is not listed on the NYSE, the closing price of such security on any national securities exchange selected by Trustee on which such security is listed on the trading day next preceding such date of determination, or (c) if such security is not listed on any national securities exchange, the asked price of such security as quoted by a recognized pricing service selected by Trustee (including as evidenced by quotations available through Bloomberg’s Financial Service and any pricing service provided by JPMorgan Chase Bank, N.A., or any affiliate thereof), at or as nearly as practicable at the close of business on the last trading day during which such security was traded next preceding such date of determination, or (d) with respect to a marketable United States government obligation, the price of such security as quoted by a recognized pricing service selected by Trustee (including as evidenced by quotations available through Bloomberg’s Financial Service and any pricing service provided by JPMorgan Chase Bank, N.A., or any affiliate thereof), or if Trustee so chooses the dealer asked price quoted by a recognized dealer in such security (which may be JPMorgan Chase Bank, N.A., or any affiliate thereof) at or as nearly as practicable at the close of business on the last Business Day preceding such date of determination; provided, that the market value of any security held as Collateral as to which the issuer of such security is in default or as to which any third party has asserted an interest shall be zero for purposes hereof. In addition, the term “Market Value”, shall mean, as of any date of determination thereof, (a) with respect to any Pledged Cash or Collateral in which such Pledged Cash is invested, the amount of such Pledged Cash originally paid to Trustee, as reduced by any payments of such Pledged Cash to or for the account of Borrower, and (b) with respect to any Letter of Credit, the undrawn balance thereof which Trustee may at any such time prior to the expiration of such Letter of Credit, draw thereunder; provided, however, that the market value of any Letter of Credit as to which the issuing bank has defaulted in honoring any draft drawn thereunder or has indicated its intention not to honor any such draft or as to which any judicial or similar restraint on payments thereunder exists shall be zero for all purposes hereof.

n)	“NYSE” shall mean the New York Stock Exchange, Inc.

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o)	“Pledged Cash” shall mean the aggregate amount of cash paid to Trustee from time to time as Collateral with respect to any Loan, as reduced to reflect any amounts thereof paid to or for the account of Borrower and any increases or decreases resulting from marking to market adjustments.

p)	“Required Value” shall mean at any date, with respect to any Loan, an amount equal to at least 102% of the then current Market Value of the relevant Loaned Securities which are the subject of that Loan as of the close of trading on the preceding Business Day, except in the case of certain discounted securities at or approaching maturity, for which “Required Value” shall mean, with respect to any Loan, an amount equal to at least 100% of the par value of the relevant Loaned Securities.

q)	“SEC” shall mean the Securities and Exchange Commission.

2. Loans of Securities.

(a) The Loans. From time to time, upon the request of Borrower, Trustee may, in its sole discretion, lend securities to Borrower from one or more of the Approved Accounts. Each such Loan shall be made on the terms and subject to the conditions hereinafter set forth, except as may be otherwise expressly agreed in writing by the parties hereto at the time such Loan is made. Borrower hereby unconditionally agrees that it will punctually return all Loaned Securities to Trustee at the times when the Loan of such Loaned Securities is terminated hereunder or when such Loaned Securities are otherwise required to be returned to Trustee in accordance with the terms hereof, and that it will punctually pay, or cause to be paid, when due, all other amounts at any time payable by it hereunder or in connection herewith.

(b) Obligations to be Separate. Each and every obligation, liability or undertaking of Trustee or an Approved Account with respect to any Loan (i) shall be solely an obligation, liability or undertaking of, and binding upon, the Approved Account by which such Loan is made and Trustee acting for such Approved Account in its capacity as such and (ii) shall be payable solely from the available assets of such Approved Account. No such obligation, liability or undertaking shall be binding upon or affect any other Approved Account, Trustee acting in any other capacity or JPMorgan Chase Bank, N.A., in its individual capacity.

3. Method of Making the Loans.

(a) Delivery of Loaned Securities. Each Loan hereunder shall be made by Trustee delivering to Borrower the Loaned Securities that are the subject of such Loan against receipt by Trustee of the Collateral required to secure such Loan. Trustee may deliver Loaned Securities to Borrower either by (i) delivering to Borrower certificates representing the Loaned Securities, duly endorsed in blank or accompanied by duly executed stock or bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., in which event Trustee shall list the Loaned Securities on a schedule and receipt, which Borrower shall execute and return when the Loaned Securities are received, or (ii) causing the Loaned Securities to be credited to Borrower’s account or Borrower’s agent’s account at the Depository Trust Company (or any other depository or clearing agency agreed by Borrower and Trustee), including the Federal Reserve/Treasury Book Entry System. Borrower agrees that the completion of a delivery of Loaned Securities to it as provided in this paragraph 3 shall constitute its acceptance and receipt thereof and that each such acceptance and receipt shall be deemed to constitute, and shall constitute, a representation by Borrower that as of the date of such acceptance and receipt (i) all representations and warranties by Borrower herein are true and correct, as if made on and as of such date, (ii) no default hereunder has occurred and is continuing, and (iii) except as otherwise theretofore disclosed to Trustee in writing, there has been no material adverse change in the financial condition or business of Borrower since the date of the most recent financial statements of Borrower provided to Trustee in accordance with subparagraph 7(c) or 8(a) hereof.

(b) Delivery of Collateral. Borrower hereby agrees that, as a condition precedent to the making of any Loan, or, in Trustee’s sole discretion, simultaneously with the making of any Loan, it shall deliver to Trustee Collateral consisting of (i) cash, (ii) Approved Securities, and/or (iii) Letters of Credit having an aggregate

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Market Value on the date of such Loan at least equal to the Required Value with respect to such Loan on such date. Collateral at any time delivered to Trustee under this paragraph or paragraph 6 hereof shall be of such type or types listed above as are then acceptable to Trustee in its sole discretion.

(c) Manner of Collateral Delivery. Unless otherwise agreed by Trustee and Borrower, the delivery of Pledged Cash shall be made by (i) Borrower transferring funds by Fedwire, (ii) Borrower causing Borrower’s account or Borrower’s agent’s account at a depository to be debited and Trustee’s account to be credited in a corresponding amount, (iii) if agreed to, at the time, by the parties hereto, causing Borrower’s account at JPMorgan Chase Bank, N.A., to be charged or (iv) any combination of any of the foregoing. Delivery of Approved Securities shall be effected for purposes hereof by normal and customary delivery procedures satisfactory, at the time, to Trustee. Such procedures shall include, but are not limited to, delivery through book entry transfer pursuant to the rules and procedures of the Depository Trust Company (or any other clearing agency registered by the SEC) or the Federal Reserve/Treasury Book Entry System, as the case may be. All such deliveries shall be deemed to have been effected for purposes hereof when final, irreversible, credit has been made to the account of the party entitled to the receipt of such credit under the rules of such clearing agency or book entry system.

(d) Delivery of Letters of Credit. The delivery of a Letter of Credit shall be effected for the purposes of this Agreement by (i) physical delivery of the original executed Letter of Credit or (ii) tested telex by the issuing, confirming or advising bank to Trustee. Unless Trustee otherwise agrees to same day delivery of a Letter of Credit, no such delivery shall be effective until one Business Day after the receipt of a Letter of Credit by Trustee, during which period Trustee may reject such Letter of Credit, by oral notice to Borrower, if such Letter of Credit is not in the form approved by Trustee.

4. The Collateral.

(a) Pledge. As security for the prompt payment and performance of any and all obligations of Borrower at any time or from time to time existing hereunder, or in connection with any Loan, Borrower hereby pledges to Trustee, and grants to Trustee a security interest in, all Collateral (other than Letters of Credit) whether now owned or hereafter acquired, and whenever delivered to Trustee (except insofar as greater rights are provided in subparagraph 4(b) hereof) and agrees that such pledge and grant of a security interest shall be effective immediately as to any Collateral upon delivery thereof to Trustee. Borrower hereby agrees that Trustee shall have all right, title and interest in and to the Letters of Credit delivered as Collateral hereunder. Trustee shall not be obligated to release Collateral, or take any other action with respect thereto, except as expressly provided herein.

(b) Pledged Cash. Trustee shall have the unrestricted right to use and invest Collateral consisting of Pledged Cash, and any Collateral in which Pledged Cash is invested and reinvested, as it may elect, for the sole account of the Approved Accounts. So long as appropriate records allocating such Pledged Cash or other Collateral are maintained, Trustee may commingle such Pledged Cash or other Collateral with any other Collateral or other funds or assets, including funds or assets held by JPMorgan Chase Bank, N.A., acting in any capacity as collateral agent under other lending agreements, and may hold the same in its own name or the name of its nominee. Trustee shall be entitled to collect and retain, for the account of the affected Approved Account or Approved Accounts, any income on such Collateral and any net gains realized upon the sale, maturity, payment, retirement or other disposition of such investments or reinvestments. The Approved Accounts shall bear the risk of all losses in value of the principal amount of any Collateral in which Pledged Cash is invested or reinvested. The sole obligation of Trustee with respect to Pledged Cash is to repay such Pledged Cash to Borrower as required by paragraphs 6, 9, and 10 hereof.

(c) Approved Securities. Trustee may commingle any Approved Securities held by it with other Collateral or other assets, including assets held by JPMorgan Chase Bank , N.A., acting in any capacity as collateral agent under other lending agreements, and may hold the same in its own name or the name of its nominee. Unless a default by Borrower hereunder shall have occurred and be continuing, Borrower shall be entitled to receive all interest payments or other distributions on Approved Securities held as Collateral that

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are received by Trustee (if any). The parties hereto shall deliver such suitable assignments, orders and other instruments as may be required in order to effectuate the provisions of the preceding sentence. If any interest or other distribution on any Approved Securities is paid to Borrower or to Trustee in respect of a time when the recipient thereof is not entitled to receive such distribution, such recipient shall forthwith pay or deliver such distribution, or the equivalent thereof, to the party entitled to receive the same. Borrower shall bear the risk of all losses in value of the principal amount of Approved Securities held as Collateral. The sole obligation of Trustee with respect to Approved Securities held as Collateral, except as provided in this paragraph, is to deliver such Approved Securities to Borrower as required by paragraphs 6, 9 and 10 hereof.

(d) Substitutions of Approved Securities. Prior to the maturity of any Approved Securities, Borrower may substitute other securities for the Approved Securities if (i) such substituted securities, together with all Collateral then held by Trustee for such Loan, shall equal no less than the Required Value for such Loan, and (ii) such substituted securities Collateral is reasonably acceptable to Trustee and the Approved Account. In addition, Trustee shall have the right to request that other securities be substituted by Borrower for the Approved Securities if for any reason the Approved Securities are not at any time reasonably acceptable to Trustee or the Approved Account.

5. Rights of Borrower and Trustee with Respect to Loaned Securities.

(a) Borrower’s Rights. Until a Loan is terminated in accordance with the provisions hereof, Borrower shall have all the incidents of ownership of the relevant Loaned Securities, including, without limitation, the right to transfer such Loaned Securities or any part thereof to others, free and clear of any right, title or interest of Trustee, and to vote or otherwise consent as holder thereof, subject, however, to all rights of Trustee and all obligations of Borrower hereunder, including the provisions of subparagraph 5(b) hereof.

(b) Trustee’s Rights. Trustee shall be entitled to receive all interest, dividends and other distributions of any kind whatsoever on or with respect to the Loaned Securities made during the period of the relevant Loan or for which the record date occurs during the period of the relevant Loan. Upon the payment or distribution of any of the foregoing to any person other than Trustee, Borrower shall, on the due date for payment or distribution thereof, pay and deliver the same or identical property (with any such endorsements or assignments as shall be customary and appropriate to effect the delivery) to Trustee, for the account of the relevant Approved Account, irrespective of whether Borrower received the same; provided, however, that (i) any distribution of securities made in exchange for Loaned Securities shall be considered as substituted for such Loaned Securities and need not be delivered to Trustee until the relevant Loan is terminated hereunder, (ii) any dividend payable solely in shares of stock which is distributed with respect to any Loaned Securities shall become a new Loan (and shall constitute Loaned Securities, on the same terms as the Loaned Securities in respect of which they were distributed, for all purposes hereof) and need not be delivered to Trustee until such new Loan is terminated hereunder, if at or before the delivery of such dividend Borrower shall have delivered such additional Collateral for such new Loan to Trustee as shall be necessary to make the aggregate Market Value of the Collateral for such Loan, determined on the date of such distribution, at least equal to the Required Value with respect to such Loan determined on such date, and (iii) any distribution of warrants or rights to purchase shares made with respect to any Loaned Securities shall be deemed to be, and shall be, a new Loan made to Borrower from the Approved Account which loaned Borrower the Loaned Securities with respect to which such distribution is made (and shall be treated as Loaned Securities, and as a separate Loan, for all purposes hereof) and need not be delivered to Trustee until such new Loan is terminated in accordance herewith, if at or before the delivery of such distribution Borrower and Trustee shall have agreed upon the Required Value for such new Loan and Borrower shall have delivered to Trustee Collateral for such new Loan having a Market Value acceptable to Trustee.

6. Allocation and Adjustment of Collateral.

(a) Allocation of Collateral. Except as provided in the following sentence, upon receipt of Collateral for a Loan, such Collateral shall be allocated to such Loan; provided that, if Collateral is received on the

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same day for more than one Loan, Trustee shall allocate such Collateral to each Loan then being made so that each such Loan is secured by not less than the Required Value of Collateral as specified herein. Any Collateral received by Trustee with respect to a Loan in excess of the Required Value for such Loan may be held by Trustee as collateral security for all Loans made to Borrower at any time without being allocated to any one Loan or, in the sole discretion of Trustee, may be allocated at any time to any Loan or Loans then outstanding hereunder. All allocations of Collateral shall be marked in Trustee’s books, which shall be conclusive evidence of such allocations.

(b) Marking to Market. If at any time the aggregate Market Value of the Collateral allocated to any Loan exceeds the Required Value for such Loan, then Trustee shall, upon oral demand, redeliver to Borrower Collateral having an aggregate Market Value equal to such excess by the close of business on such Business Day or as otherwise agreed. If at any time the aggregate Market Value of the Collateral allocated to any Loan is less than the Required Value for such Loan, then Borrower shall, upon oral demand by Trustee, deliver to Trustee additional Collateral having a Market Value at least equal to such deficiency. Borrower unconditionally agrees to deliver such additional Collateral to Trustee in the manner specified herein before the close of business on the date of such demand or as otherwise agreed.

(c) Reallocation of Collateral. Trustee shall have the right, at its sole election, at any time and from time to time, to allocate and/or reallocate any Collateral held by it hereunder to or among any outstanding Loan or Loans.

(d) Partial Returns of Collateral. If, at the time, less than all of the Collateral held by Trustee which has been allocated to any Loan or which is unallocated is required to be returned by Trustee to Borrower, the selection of the portion of such Collateral to be returned shall be solely at the election of Trustee. If at any time Trustee is required, or desires, to return a portion of any Approved Security to Borrower pursuant to this Agreement, Borrower shall, at the oral request of Trustee, take all such action as is necessary to cause such Approved Security to be reissued in such denominations as are required to permit such a partial return and in such case Trustee shall not be obligated to return Collateral hereunder unless and until such action has been taken and may thereafter make required returns of Collateral hereunder by returning Approved Securities in such amounts as are, as nearly as practicable, equal to but not greater than the required return. The return to Borrower of Approved Securities the Market Value of which on the day on which the requirement to return the same was established was then sufficient to comply with such requirement of return shall be in full compliance with this Agreement and a full discharge of Trustee’s obligation to make such return, notwithstanding the fact that at the date of such return the Market Value of any such Approved Securities may have declined. Whenever a Letter of Credit is to be returned in part, such return shall be effected by Trustee’s consent to a reduction equivalent to such part in the amount available for drawings under such Letter of Credit.

7. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Trustee that:

(a) Due Authorization, etc. The making and performance by Borrower of this Agreement and the transactions contemplated hereby have been duly authorized by Borrower; Borrower has the requisite power and authority to make and perform the same; and such making and performance will not violate any applicable provision of law or regulation or result in the breach of or constitute a default or result in the creation of any lien or encumbrance under any agreement or other instrument to which Borrower is a party or by which Borrower or its property may be bound or affected. This Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms. At any time that any Collateral is delivered to Trustee hereunder Borrower shall have the absolute right to transfer title to, and dispose of, such Collateral to Trustee, and Trustee shall at all times have a perfected security interest in all such Collateral, except that in the case of Letters of Credit Trustee shall have all right, title and interest therein, in each case subject to no equal, prior or other liens, charges, encumbrances or other claims of any kind (except, in the case of Approved Securities, those in favor of JPMorgan Chase Bank , N.A., or the Federal Reserve Bank).

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(b) Borrower’s Status. Borrower is either a bank or a broker- dealer registered under the Securities Exchange Act of 1934, as amended. Neither Borrower nor any affiliate (as defined in Department of Labor Prohibited Transaction Exemption 2006-16) of Borrower has discretionary authority or control with respect to investment of any plan assets held in any Approved Account to which this Agreement is applicable or renders investment advice (within the meaning of 29 CFR 2510.3-21(c)) with respect to such assets, and Borrower will promptly notify Trustee of any change which would make the foregoing representation untrue. In connection with the foregoing, Trustee acknowledges that such representation and warranty shall not take effect until Borrower has been furnished with a list of Accounts and has been given a reasonable opportunity to review the same (but in no event later than when an Account is designated by Borrower as an Approved Account). Borrower shall advise Trustee as soon as possible, but in no event later than the time referred to in the preceding sentence of the identity of any Account(s) as to which Borrower cannot make the representation and warranty referred to in this subsection (b), in which event any such Account(s) shall not be an Approved Account. If Borrower does not so notify Trustee, such representation and warranty shall be considered to be in effect with respect to the affected Approved Account.

(c) Financial statements. Borrower has heretofore delivered to Trustee a copy of the most recent annual consolidated financial statements of Borrower and its consolidated subsidiaries, duly audited by independent certified public accountants, including a balance sheet as at the end of the fiscal year, and a copy of the most recent unaudited consolidated financial statements of Borrower and its consolidated subsidiaries, including a balance sheet as at the end of the period covered thereby, and each of said statements and the related notes thereto are complete and correct and fairly present the consolidated financial condition and results of operations of Borrower and its consolidated subsidiaries, all in conformity with generally accepted accounting principles consistently applied.

7A. Representations and Warranties of Trustee on Behalf of Each Account. Trustee represents and warrants that each Account has represented and warranted to Trustee that it: (i) has authorized Trustee to execute and deliver an agreement substantially in the form hereof, to enter into the transactions contemplated hereby, and to perform Trustee’s obligations hereunder; (ii) is the beneficial owner of all securities lent by it hereunder or otherwise has the right to lend such securities; and (iii) is entitled to receive all interest, dividends and other distributions made by the issuer with respect to such securities.

8. Covenants of Borrower. Borrower hereby covenants and agrees with Trustee as follows:

(a) Delivery of Financial Statements, etc. Borrower will furnish to Trustee, (i) as soon as available, a copy of the annual consolidated financial statements of Borrower and its consolidated subsidiaries duly audited by independent certified public accountants, including a balance sheet as at the end of such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, (ii) as soon as available for each quarter, a copy of the consolidated financial statements of Borrower and its consolidated subsidiaries for the period then ended, including a balance sheet as at the end of such period, prepared in accordance with generally accepted accounting principles on a basis consistent with that used in the preparation of the financial statements referred to in clause (i) above and certified by an appropriate officer of Borrower, (iii) promptly after the filing thereof, a copy of each report or other instrument filed by Borrower with the SEC, (iv) promptly after the occurrence of any default under this Agreement, a written notice setting forth the nature of such default and the steps being taken by Borrower to remedy such default, and (v) from time to time such further information (whether or not of the kind mentioned above) regarding the business, affairs and financial condition of Borrower as Trustee may reasonably request.

(b) Notice of Certain Actions. Borrower will give Trustee immediate notice (i) if at any time there is entered against Borrower any order, decree, determination or instruction issued on the authority of any rule, regulation or proceeding of any governmental commission, bureau or other administrative agency or self-regulatory organization, including the SEC and the NYSE, which could have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or to carry on its business as conducted at the date of this Agreement or which would prohibit expansion or require reduction of the

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business of Borrower as conducted at the date of this Agreement or which might adversely affect the borrowing of securities by Borrower, (ii) if at any time any litigation, arbitration or similar proceeding against or affecting Borrower is commenced which could have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or to carry on its business as conducted at the date of this Agreement or which would prohibit expansion or require reduction of the business of Borrower as conducted at the date of this Agreement or which might adversely affect the borrowing of securities by Borrower, (iii) if at any time there is commenced any investigation or proceeding which may result in the expulsion of Borrower from any stock exchange, including the NYSE, or from the National Association of Securities Dealers, Inc., or from any self-regulatory organization, or a suspension of Borrower’s power under Federal or state law to transact business as a broker or dealer in securities or if Borrower is so expelled or suspended, (iv) if at any time any communication is received by Borrower from the SEC or any stock exchange, including the NYSE, constituting a warning to Borrower of the violation, or threatened violation, of any rule of the SEC or of such exchange a failure to comply with which could have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or to carry on its business as conducted at the date of this Agreement or result in a prohibition on expansion or a requirement for reduction of the business of Borrower as conducted at the date of this Agreement or adversely affect the borrowing of securities by Borrower, (v) if at any time Borrower shall receive information that Borrower is under special surveillance by any stock exchange, including the NYSE, or by any other self-regulatory organization, (vi) if at any time Borrower shall receive information that the SEC or any self-regulatory organization, including the NYSE, has notified the Securities Investor Protection Corporation (“SIPC”) pursuant to Section 5(a) (1) of the Securities Investor Protection Act of 1970 (“SIPC Act”) of facts which indicate that Borrower is in or is approaching financial difficulty, or (vii) if at any time SIPC shall file an application for a protective decree with respect to Borrower under Section 5(a) (3) of the SIPC Act. Any such notice shall set forth in reasonable detail a description of the event which has occurred and of the action, if any, which Borrower proposes to take with respect thereto. Borrower will forward to Trustee a copy of any order, decree, determination, instruction or other written evidence received by it of or with respect to any matter referred to in the first sentence of this subparagraph (b) with respect to which notice is required to be given to Trustee by such sentence. Borrower will comply with any such order, decree, determination or instruction within the time required for such compliance and with any changes of rules or regulations of the SEC or the NYSE or any other self-regulatory organization by the effective date thereof or the time for compliance specified therein or, within the time required for compliance, shall cause the same to be revoked, reversed or modified to the satisfaction of Trustee.

(c) Further Acts. Borrower will, from time to time, do and perform any and all acts and execute any and all further instruments required or reasonably requested by Trustee more fully to effect the purposes of this Agreement and the pledge of the Collateral hereunder, including, without limitation, the execution and filing of financing statements and continuation statements relating to the Collateral under the provisions of the New York State Uniform Commercial Code.

9. Termination of Loans without a Default.

(a) Termination by Borrower. Borrower may at any time terminate any Loan by (unless otherwise agreed) giving Trustee oral notice of such termination and delivering the Loaned Securities or Equivalent Securities with respect to such Loan to Trustee on the date specified in such oral notice. The date so specified shall be as agreed by Borrower and Trustee. In the event that Borrower terminates any term loan prior to the expiration of the agreed term, Borrower may be liable for any costs or expenses incurred as a result thereof.

(b) Termination by Trustee. Each Loan made hereunder shall be a demand loan. Trustee may at any time terminate any Loan, in whole or in part, by giving Borrower oral notice of such termination, whereupon such Loan, or the portion thereof being terminated, shall become due on the date specified in such notice unless it shall become due sooner pursuant to paragraph 10 hereof. The date so specified shall be not less than: (i) in the case of a Loan of U. S. Government Securities, one New York Business Day subsequent to the giving of such notice; and (ii) in the case of a Loan of any other Loaned Securities (unless otherwise

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agreed by the parties hereto as evidenced in the confirmation relating to a Loan), the lesser of five days or the standard market settlement time in the principal market in which the Loaned Securities are traded. For purposes of clause (ii), if there is a difference between the settlement time for sales and purchases in the applicable market, the standard market settlement time for such market for purposes of this §9(b) shall be the shorter of the two times. Borrower hereby unconditionally promises to redeliver the Loaned Securities that are the subject of any Loan so terminated to Trustee through the same delivery means as the Loaned Securities were delivered by Trustee to Borrower, on the date so specified with respect to such Loan, which shall be within the same timeframe as applicable to the delivery of the Loaned Securities by Trustee to Borrower.

(c) Return of Collateral. Upon the termination of any Loan in accordance with this paragraph 9 and the return of the Loaned Securities with respect to such Loan to Trustee, Trustee shall, unless otherwise directed by Borrower, deliver the Collateral then allocated to such Loan to Borrower; provided, however, that if any default hereunder shall have occurred and be continuing Trustee shall not be obligated to return any such Collateral until such default shall have been cured, and that if a record date for any distribution with respect to the Loaned Securities occurred during the period of such Loan and such distribution has not been paid or delivered to Trustee, Trustee may retain a portion of the Collateral for such Loan sufficient to satisfy Borrower’s obligation with respect to such distribution until such obligation has been satisfied in accordance with paragraph 5(b) hereof. Such delivery shall occur on the date of the return of the relevant Loaned Securities. Trustee acknowledges that, if at the election of Borrower, upon the termination in accordance with this paragraph 9 of any Loan which is secured by a Letter of Credit, or a portion thereof, and the return of the Loaned Securities with respect to such Loan, such Letter of Credit, or portion thereof, is not returned to Borrower, Trustee shall have no further right to draw under such Letter of Credit with respect to such Loan to the extent that the obligations of Borrower with respect to such Loan have been fully discharged and the payments and deliveries of Loaned Securities made in respect of such obligations are not subsequently recovered from Trustee in any bankruptcy, insolvency or similar proceeding.

10. Defaults.

(a) Events of Default. Any one or more of the following events shall constitute an “Event of Default” hereunder:

(i) A failure by Borrower to deliver any Loaned Securities on the date specified for such delivery in accordance with subparagraph 9(a) or (b) hereof or any other default by Borrower in the due performance or observance of any covenant or agreement contained herein; or

(ii) Any representation or warranty made by Borrower herein or in connection herewith or with any borrowing hereunder shall be breached or prove to have been untrue when made; or

(iii) A violation by Borrower, in connection with any Loaned Securities or the holding or disposition thereof by Borrower, of any applicable law, regulation or rule of the United States, any state or any instrumentality of either thereof, the NYSE or any other national securities exchange to the requirements of which Borrower may be subject, or the Board of Governors of the Federal Reserve System or the National Association of Securities Dealers, Inc.; or

(iv) A violation by Borrower of any rule limiting its aggregate indebtedness or requiring a minimum net capital imposed under the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder or imposed by any stock exchange, or the imposition, under any such rule, of a prohibition against expansion, or a requirement of any reduction, of the business of Borrower; or

(v) The occurrence of any event of which Borrower is required to notify Trustee pursuant to clause (i), (iii), (vi), or (vii) of subparagraph 8(b) hereof; or

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(vi) Borrower or any bank which has issued a Letter of Credit held as Collateral shall (1) apply for or consent to the appointment of or the taking of possession by a trustee, receiver, custodian, liquidator, conservator or the like of itself or of all or any substantial part of its property, (2) admit in writing its inability, or be generally unable, to pay its debts as such debts become due or voluntarily suspend payment of its obligations, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or, in the case of any such bank, under the analogous law pertaining to it, (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code or analogous law, or (7) take any corporate action for the purpose of effecting any of the foregoing; or

(vii) A proceeding or case shall be commenced, without the application or consent of Borrower or any bank which has issued a Letter of Credit held as Collateral, as the case may be, before any court, agency or supervisory authority having jurisdiction in the premises, seeking (1) the liquidation, reorganization, dissolution, winding-up, marshaling of assets or composition or adjustment of debts of Borrower or such bank, (2) the appointment of a trustee, receiver, custodian, liquidator, conservator or the like of Borrower or such bank or of all or any substantial part of its assets or (3) similar relief in respect of Borrower or such bank under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 days; or any action shall be taken by any agency or supervisory authority having jurisdiction which results in the occurrence of any of the events specified in clauses (1) through (3) above; or any order for relief against Borrower or any such bank shall be entered in an involuntary proceeding or case under such Bankruptcy Code or, in the case of any such bank, under the analogous law pertaining to it.

(b) Automatic Termination. Upon the occurrence of any Event of Default all outstanding Loans shall terminate and become immediately due, without any notice or other action on the part of Trustee, and Borrower shall immediately deliver all Loaned Securities to Trustee.

(c) Trustee’s Remedies. If an Event of Default shall have occurred and be continuing Trustee may take whatever action at law or in equity may appear necessary or desirable to collect any and all amounts due and thereafter to become due hereunder and to enforce the performance or observance by Borrower of any and all obligations, covenants and agreements of Borrower under or in connection with this Agreement. Without in any way limiting the foregoing, if Borrower shall fail to immediately deliver any Loaned Securities to Trustee in accordance with subparagraph 10(b) hereof, Trustee may in its sole discretion either (i) purchase securities equivalent to the Loaned Securities which have not been delivered, or any part thereof, in any principal market for such securities and apply such purchased securities towards Borrower’s obligation to deliver such Loaned Securities, or (ii) by oral notice to Borrower (confirmed in writing), and without purchasing equivalent securities, hold Borrower liable for an amount equal to the Market Value (including for this purpose accrued interest to the date of such oral notice) of the Loaned Securities which have not been delivered, or any part thereof as specified in such notice, determined as of the date of such oral notice, whereupon Borrower’s obligation to deliver such Loaned Securities to Trustee hereunder (to the extent equivalent securities have been purchased or Trustee has given an oral notice with respect thereto pursuant to clause (ii) above) shall terminate for all purposes and Borrower shall thereafter be obligated to Trustee hereunder for, and hereby agrees to pay to Trustee, the full amount of the purchase price of such securities or the Market Value (including accrued interest as provided above) thereof, as the case may be.

(d) Application of Collateral. Trustee shall have all of the rights, powers and remedies with respect to the Collateral of a secured party, or, in the case of Letters of Credit, a beneficiary, under the New York State Uniform Commercial Code as in effect from time to time. Without in any way limiting the foregoing, upon the occurrence of any Event of Default Trustee may draw upon any Letters of Credit then held as Collateral and liquidate any or all other Collateral then held by it. The proceeds of the foregoing, together with any Pledged Cash then held, may be applied by Trustee to the payment of any and all amounts due and to

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become due to it hereunder, including without limitation amounts due to Trustee in accordance with subparagraph 10(c) hereof. In addition to and without limiting the foregoing, Trustee may sell or cause to be sold all or any of the Collateral in the Borough of Manhattan, New York City, or elsewhere, in one or more sales, at such price as Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and Trustee or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Borrower, any such demand, notice or right and equity being hereby expressly waived and released. It is expressly understood and agreed by the parties hereto that any allocation of Collateral to any Loan or liabilities due to any Approved Account pursuant to the terms hereof shall in no way affect the ability of Trustee to apply such Collateral to the satisfaction of any obligation of Borrower hereunder upon any default hereunder, regardless of the Loan or Approved Account to which such obligation relates, and that all Collateral at any time given hereunder shall constitute collateral security for all Borrower’s obligations to Trustee hereunder without distinction of any kind and upon any default hereunder may be applied to any such obligation or obligations as Trustee in its sole discretion may elect.

(e) Borrower’s Remedies. If at any time any Lender Default (as such term is hereinafter defined) shall have occurred and be continuing with respect to any Approved Account, Borrower may, by oral notice to Trustee, declare all outstanding Loans made by such Approved Account (the “Defaulted Loans”) to be terminated and to be immediately due, whereupon the same shall terminate and become immediately due without any further notice or other action on the part of Borrower, and Trustee shall immediately deliver all Collateral for such Defaulted Loans to Borrower in accordance with subparagraph 9(c) hereof against receipt of the Loaned Securities which are the subject of such Defaulted Loans; provided, however, that upon the occurrence of any Lender Default referred to in clause (iv) of the definition of Lender Default below with respect to any Approved Account all outstanding Loans made by such Approved Account shall automatically terminate and become immediately due, without any notice or other action on the part of Borrower, and Trustee shall immediately deliver all Collateral for such Defaulted Loans to Borrower in accordance with subparagraph 9(c) after tender to Trustee of the Loaned Securities which are the subject of such Defaulted Loans. If Trustee shall fail to deliver any such Collateral to Borrower in accordance with this subparagraph 10(e) after tender to Trustee of the Loaned Securities which are the subject of the Loan secured by such Collateral, Borrower shall have the right, in addition to any other remedies which may be available at law or in equity, after oral notice (confirmed in writing) to Trustee, to sell in a commercially reasonable manner, the Loaned Securities then held by it which are the subject of the Loan secured by such Collateral, for the account of the Approved Account which made such Loan, and apply the proceeds of such sale in accordance with this subparagraph 10(e). Upon receipt by Trustee of any such notice of sale, Trustee’s obligation to return any Pledged Cash or Approved Securities allocated to the Loan with respect to which such notice was given which have not theretofore been returned to Borrower shall terminate for all purposes and Trustee shall thereafter be obligated, on behalf of the Approved Account, to Borrower hereunder, with respect to such Loan, for, and hereby agrees to pay to Borrower, an amount equal to such Pledged Cash and the Market Value (including for this purpose accrued interest to the date of the relevant Lender Default) of such Approved Securities, determined as of the date of the relevant Lender Default. The proceeds of any sale of Loaned Securities under this subparagraph 10(e) shall be automatically applied to the payment of any and all amounts due to Borrower hereunder from the Approved Account which loaned such Loaned Securities to Borrower, including without limitation amounts due to Borrower in accordance with this subparagraph 10(e). Except as otherwise provided in this subparagraph 10(e), if a Lender Default has occurred with respect to any Approved Account and the Loans made by such Approved Account have been terminated pursuant to this subparagraph 10(e), Borrower shall not be obligated to (i) return any Loaned Securities which are the subject of any Defaulted Loan made by such Approved Account, or the proceeds of any sale thereof, or (ii) pay or deliver to Trustee pursuant to subparagraph 5(b) hereof any interest, dividends or other distributions with respect to the Loaned Securities which are the subject of any Defaulted Loan made by such Approved Account until all of the obligations hereunder of such Approved Account have been satisfied; provided, however, that upon satisfaction of all obligations of such Approved Account hereunder any and all such Loaned Securities, proceeds, interest, dividends and other distributions which

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have not been applied to the satisfaction of such obligations shall be returned to Trustee for the account of such Approved Account. As used herein, the term “Lender Default” shall mean, with respect to any Approved Account, any one or more of the following events: (i) a failure by such Approved Account to deliver any Pledged Cash or Approved Securities to Borrower in accordance with subparagraph 9(c) hereof; (ii) a failure by such Approved Account to deliver any Collateral to Borrower in accordance with subparagraph 6(b) hereof; (iii) a failure by such Approved Account to pay or deliver to Borrower any interest payment or other distribution on any Approved Securities held as Collateral in accordance with subparagraph 4(c) hereof and the continuance of such default for a period of one Business Day after written notice thereof has been given to Trustee by Borrower; (iv) such Approved Account, if such Approved Account is not an employee benefit plan subject to ERISA, shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek, consent to or acquiesce in the appointment of any liquidator (or similar official) of itself or of any material part of its properties, or any petition, not dismissed within 30 calendar days, shall be filed against such Approved Account (other than by Borrower) in any court or before any agency alleging the bankruptcy or insolvency of such Approved Account or seeking any reorganization, arrangement, composition, readjustment of debts, liquidation, dissolution or similar relief with respect to such Approved Account under any present or future statute, law or regulation, or the appointment of a liquidator of all or any material part of such Approved Account’s property, or, if such Approved Account is an employee benefit plan subject to ERISA, the Pension Benefit Guaranty Corporation, or any successor thereof, shall institute proceedings to terminate such plan under section 4042 of ERISA; or (v) such Approved Account, if such Approved Account is not an employee benefit plan subject to ERISA, shall have any license, charter or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof, or, if such Approved Account is an employee benefit subject to ERISA, a final determination shall be rendered that such plan no longer is exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended.

(f) Payment of Expenses. If any Event of Default shall occur Borrower shall pay to Trustee, on demand, all fees, including a Default management fee, out-of-pocket expenses, including reasonable attorneys’ fees, paid or incurred by Trustee in realizing upon any Collateral or enforcing any covenants or obligations hereunder and all fees, including a Default management fee, commissions, taxes and other out-of-pocket expenses, including reasonable attorneys’ fees, paid or incurred in connection with the purchase of any equivalent securities in accordance with subparagraph 10(c) hereof. Amounts payable under this subparagraph 10(f) and subparagraph 10(c) hereof shall be paid to Trustee by Borrower on demand, together with interest thereon from the date such amounts were paid by Trustee or otherwise became payable to Trustee to the date of the payment of such amounts to Trustee, whether out of the proceeds of Collateral or otherwise, at a rate per annum equal to 1/2 of 1% above the prime commercial lending rate per annum as announced from time to time by JPMorgan Chase Bank, N.A., at its principal office in New York, as in effect from time to time during such period, but in no event at a rate in excess of the highest rate permissible under any applicable usury law.

(g) Remedies Cumulative. No remedy herein conferred upon Trustee or Borrower shall be exclusive of any other remedy but each and every such remedy shall be cumulative and shall be in addition to every remedy given to such party under this Agreement or now or hereafter existing at law or in equity or by statute.

(h) Return of Collateral After a Default. If the Loans hereunder have been terminated pursuant to subparagraph 10(b) hereof, Trustee shall not be obligated to return any Collateral to Borrower until (i) all Loaned Securities have been returned to Trustee or securities equivalent to such Loaned Securities have been acquired by Trustee, (ii) all amounts due and to become due hereunder have been paid to Trustee in full, and (iii) Borrower has delivered to Trustee any and all property of any kind which it is then or may thereafter be required to deliver to Trustee hereunder. If each of the conditions in the preceding sentence is

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satisfied Trustee shall deliver all Collateral then held by it which has not been applied to the satisfaction of Borrower’s obligations hereunder to Borrower.

11. Transfer Taxes, Necessary Costs and Compensation. Borrower shall pay all transfer taxes and necessary costs with respect to the transfer of Loaned Securities by Trustee to Borrower and from Borrower to Trustee upon the termination of each Loan. In addition, Borrower shall reimburse Trustee for any loss, including interest and/or penalties, incurred by Trustee by reason of Borrower’s failure to pay all such taxes and costs. Except as otherwise expressly provided in paragraph 10 hereof, Borrower shall pay Trustee interest on any and all amounts not paid when due hereunder from the date due until paid at the current daily average offered rate for federal funds.

12. Addition and Removal of Accounts. Account Information.

(a) Agreed Format. Trustee shall provide to Borrower, prior to effecting any Loan hereunder as Trustee on behalf of any Account, such information in its possession as may be necessary to complete all required fields in the format generally used in the industry, or as otherwise agreed by Trustee and Borrower (“Agreed Format”), and will use its reasonable best efforts to provide to Borrower any optional information that may be requested by the Borrower for the purpose of identifying such Account (with all such information being the “Account Information”). Trustee hereby represents and warrants to Borrower that, with the exception of the pseudo tax identification numbers for Account(s) which do not have an official U.S. Internal Revenue Service tax identification number, the Account Information for each given Account accurately reflects the information furnished by such Account to Trustee. (For purposes of clarity, where Borrower is not a U.S. broker or dealer, Borrower and Trustee may agree to another method of communicating Account information to Borrower, as to the scope of such information and to another method for Borrower to approve Accounts and, depending on the scope of the information communicated, the confidentiality agreement referred to in (c) below may not be necessary.)

(b) Approval of Accounts. Anything that may be to the contrary in the Agreement notwithstanding, Trustee shall not effect any Loan with Borrower on behalf of an Account unless Borrower has first notified Trustee of Borrower’s approval of such Account, and has not notified Trustee that it has withdrawn such approval (with each such Account, being an “Approved Account” and collectively being “Approved Accounts”), and with both such notifications in the Agreed Format. Where Borrower has Loans outstanding to an Approved Account as to which Borrower has withdrawn approval, Borrower shall advise Trustee as to which such Loans shall be terminated, which such loans shall be allowed to remain open and which such loans Borrower requests that Trustee, if Trustee so elects to do so in its sole discretion, attempt to reallocate to remaining Approved Accounts. With respect to each Loan outstanding as of the close of a given Business Day, Trustee shall further provide Borrower, before the close of business on the next Business Day with notice, in the Agreed Format, of the specific Approved Account or Approved Accounts for which it is acting in connection with such Loan, and the portion of each Loan allocable to the account of each Approved Account for which it is acting. If Trustee fails to identify such Approved Account(s) or fails to accurately allocate any portion of a Loan to such Approved Account(s) prior to the close of business on such next Business Day or such later time as the Trustee and Borrower shall agree, Borrower may terminate such Loan from such Approved Account(s), return to Trustee such Loaned Securities or portion thereof, and Trustee shall immediately return to Borrower that portion of the Collateral previously transferred to Trustee in connection with such Loan from such Approved Account(s).

(c) Confidential Information Concerning Accounts. Borrower acknowledges that Trustee shall not have any obligation to provide it with confidential information regarding the financial status of Accounts. Trustee agrees, however, that it shall attempt to obtain from Account(s) such information regarding the financial status thereof as Borrower may reasonably request, it being understood that Trustee shall have no liability in the event that any such Account(s) do not furnish the requested information. For purposes of clarity, Borrower hereby acknowledges that the confidentiality agreement, dated as of the date hereof, between Borrower and Trustee shall apply to Account Information and to any other information furnished pursuant to this subparagraph (c).

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13. Indemnification. Borrower agrees to indemnify and hold harmless Trustee from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) which Trustee may incur or suffer arising in any way out of the use by Borrower of Loaned Securities or any failure of Borrower to deliver Loaned Securities in accordance herewith or otherwise comply with the terms of this Agreement, except those caused by the gross negligence or willful misconduct of Trustee.

14. Notices, Deliveries, etc. All oral notices specified herein shall be given in person or by telephone. All other notices and communications hereunder shall be in writing and all such other notices and communications, and all deliveries and payments hereunder, shall be delivered by hand or mailed by certified or registered mail, or given by telegram confirmed by certified or registered mail as follows:

If to Trustee, to:

JPMorgan Chase Bank, N.A.

Securities Lending Division

1 Chase Manhattan Plaza

New York, New York 10005

Attention: Securities Lending Business Executive

Telephone: (212) 552-7500

If to Borrower, to:

or, in either case, to such other person and at such other address or telephone number as either party may designate by written notice to the other hereunder.

15. Miscellaneous. Neither this Agreement, any obligation to return a security borrowed hereunder or any other obligation of Borrower hereunder shall be assignable by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to its conflict of law provisions, except that the foregoing shall not reduce any statutory right to choose New York law or forum, and except to the extent such law is preempted by ERISA or other applicable Federal law. This Agreement shall not be modified or amended except by an instrument in writing signed by each of the parties hereto. Except as otherwise agreed by the parties in writing, this Agreement contains the complete agreement of the parties with respect to the subject matter hereof and supersedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by the parties. This Agreement may be terminated by either party upon notice to the other, subject only to fulfillment of any obligations then outstanding. Each provision and agreement herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

16 Fees. The compensation in connection with Loans and the manner of payment thereof shall be as agreed upon from time to time by the parties hereto. With respect to Loans secured by Approved Securities, Borrower shall pay to Trustee a loan fee negotiated at the time of the Loan. With respect to Loans secured by Pledged Cash, Trustee shall pay to Borrower a rate of interest earned on Pledged Cash investments as negotiated at the time of the Loan or subsequently revised from time to time by the mutual consent of the parties. Each agreement by the parties hereto with respect to the foregoing matters shall be evidenced by a written confirmation from Trustee to Borrower and shall be deemed to be, and shall be, a part of this Agreement for all purposes hereof as fully as if such agreement were set forth herein in full, and each and

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every amount due under any such agreement shall be deemed to constitute, and shall constitute, an amount due under this Agreement for all purposes hereof.

17. SIPC Act. TRUSTEE ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTORS PROTECTION ACT OF 1970 MAY NOT PROTECT TRUSTEE OR THE APPROVED ACCOUNTS WITH RESPECT TO THE SECURITIES LOAN TRANSACTIONS HEREUNDER BETWEEN TRUSTEE AND BORROWER AND THAT, THEREFORE, THE COLLATERAL DELIVERED BY BORROWER TO TRUSTEE MAY IN EFFECT CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER’S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE SECURITIES. Trustee agrees to notify the Accounts of this provision, which obligation may be satisfied by furnishing the Account with a copy of this Agreement. This provision does not constitute a limitation on any obligations of Borrower hereunder or a waiver by Trustee of any of its rights hereunder.

18. Effective Date. This Agreement shall be and become effective as of the date first above written.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above-written.

JPMORGAN CHASE BANK, N.A.
as trustee and managing agent

By
Name:
Title:

as Borrower

By
Name:
Title:

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INTERNATIONAL ADDENDUM TO MASTER

SECURITIES LENDING AGREEMENT

ADDENDUM, dated             , 200    , to the Master Securities Lending Agreement, as amended (“Agreement”), dated                     , between                     (the “Borrower”) and JPMORGAN CHASE BANK, N.A., as trustee or managing agent for certain trusts or accounts (the “Trustee”).

It is hereby agreed as follows:

1. Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

2. Section 1 of the Agreement is amended as follows:

a. The definition of “Approved Securities” is amended by inserting the phrase “(“U.S. Government Securities”) or any other securities, in each case” after the word “government”.

b. The definition of “business day” is deleted and replaced in appropriate alphabetic sequence by the following:

“Foreign Business Day” shall mean (unless otherwise agreed) with respect to: (i) International Securities (whether comprising Loaned Securities or Collateral consisting of Approved Securities), any day on which banks are open for business in the country in which the principal market for such Securities is located and on which regular trading therein occurs in such Securities in such market, and (ii) cash Collateral denominated in other than U.S. dollars, any day on which banks are open for business in the country of issuance of such cash.

“New York Business Day” shall mean (unless otherwise agreed) with respect to (i) Loaned Securities other than International Securities and (ii) Collateral comprising Letters of Credit, and U.S. dollar-denominated Approved Securities and cash, any day on which national banks and the NYSE are open for business in New York City.

c. The definition of “Collateral” is amended by adding the words “or International Securities” after the words “Approved Securities” in clause (b) thereof.

d. A new term, “Dollar Equivalent”, is added. “‘Dollar Equivalent’ shall mean, as of any date of determination thereof, in respect of any International Securities or Collateral denominated or issued in an International Currency or otherwise, the equivalent thereof in United States dollars calculated by Trustee on the basis of the most current spot rate of exchange quoted by JPMorgan Chase Bank, N.A., or other source selected by Trustee in its sole discretion, for selling the relevant International Currency for United States dollars in a recognized foreign exchange market selected by Trustee in its sole discretion.”

e. A new term, “International Currency”, is added. “‘International Currency’ shall mean a currency other than United States dollars which is freely transferable and freely convertible into United States dollars.”

f. A new term, “International Securities”, is added. “‘International Securities’ shall mean, with respect to a Loan, securities denominated or issued in an International Currency which are acceptable to Trustee in its sole discretion.”

g. The definition of “Letter of Credit” is amended in clause (e) by adding the words “and is payable in such currency or currencies” after the word “provisions” and by adding the words “in its sole discretion” after the word “Trustee”.

h. The definition of “Market Value” is amended as follows: The reference to “national” in clause (b) is replaced with the words “foreign or domestic”; the reference to “national” in clause (c) is replaced with the word “such”; the parenthetical in clause (c) is amended by adding the words “to or” following the word “provided”; the parenthetical in clause (d) is amended by adding the words “to or” following the word “provided”; the proviso clause in the first sentence is amended by adding, between the words “security” and “held”, the words “determined in clauses (a)-(d) hereinabove shall include accrued interest and the market value of any security”; the phrase “New York Business Day” is substituted for the phrase “Business Day”; and the phrase “New York Business Days” is substituted for the phrase “Business Days”; and a new last sentence is added, namely, “In all cases involving International Securities or Collateral denominated or issued in an International Currency, Market Value shall be adjusted by Trustee to a Dollar Equivalent”.

3. Section 3(a) of the Agreement is amended by inserting the phrase “prior or contemporaneous” after the word “against” in the first sentence thereof.

Section 3(a) of the Agreement is amended by adding to the first sentence thereof the words “as evidenced in the relevant Loan confirmation between Trustee and Borrower” after the word “Borrower” and by adding the words “(other than International Securities)” after the reference to both “Loaned Securities” and “Approved Securities” therein.

Section 3(a) is further amended by adding a new last sentence, namely, “Delivery of International Securities shall be effected in the manner agreed to by Trustee and Borrower, as evidenced in the relevant Loan confirmation.”

4. Section 3(b) of the Agreement is amended by adding a new clause (iii), “International Securities” and designating existing clause (iii) as (iv), as well as by deleting the words “and/or” after (iii) and before (iv), and adding the words “and/or” before new (iv).

5. Section 3(d) of the Agreement is amended by substituting the phrase “New York Business Day” for the phrase “Business Day”.

6. Section 4(c) of the Agreement is amended by adding the words “or International Securities” after each reference to the words “Approved Securities” in the first, second, fourth, fifth, and sixth sentences thereof.

Section 4(c) is further amended by adding the words “, as the case may be,” after the word “Trustee” in the fourth sentence thereof.

7. Section 5(b) of the Agreement is amended by inserting the following after the phrase “Borrower shall, on the due date for payment or distribution thereof” in the second sentence thereof: “(and such date shall be a New York Business Day with respect to interest, dividends and distributions denominated in U.S. dollars or otherwise paid or issued in respect of Loaned Securities other than International Securities and shall be a Foreign Business Day in respect of all other interest, dividends and distributions)”.

8. Section 6(b) of the Agreement is amended by inserting the following after the phrase “such demand” in the last sentence thereof: “, and such business day shall be a New York Business Day with respect to Collateral denominated in U.S. dollars or delivered to Trustee in New York and shall be a Foreign Business Day in respect of all other Collateral”.

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9. Section 6(d) of the Agreement is amended by substituting the following sentence for the existing second sentence:

If at any time Trustee is required, or desires, to return a portion of any Approved Security or International Security held by it as Collateral to Borrower pursuant to this Agreement, Borrower shall, at the oral request of Trustee, take all such action as is necessary to cause such Approved Security or International Security to be reissued in such denominations as are required to permit such a partial return and in such case Trustee shall not be obligated to return Collateral hereunder unless and until such action has been taken and may thereafter make required returns of Collateral hereunder by returning Approved Securities or International Securities, as the case may be, in such amounts as are, as nearly as practicable, equal to but not greater than the required return.

Section 6(d) is further amended by inserting, in the third sentence thereof, the words “or International Securities, as the case may be,” after the initial reference to “Approved Securities” therein.

10. Section 9(a) of the Agreement is amended by adding the following at the end thereof: “and whether such business days shall be New York Business Days or Foreign Business Days shall be determined by reference to the location of the principal trading market for the Loaned Securities which are the subject of the Loan being terminated.

11. Section 9(c) of the Agreement is amended by inserting: the (i) phrase “of Collateral” after the phrase “Such delivery” in the second sentence thereof”; and (ii) following after the phrase “Loaned Securities” in the second sentence thereof: “where the Loaned Securities are not International Securities. Where the Loaned Securities are International Securities, return of Collateral shall occur on or before the New York Business Day next succeeding the Foreign Business Day on which the Loaned Securities were returned.”

12. Section 10(a)(iii) of the Agreement is amended by adding the words “or any foreign jurisdiction” after the words “rule of the United States” and deletion of the word “national” in the phrase “the NYSE or any other national securities exchange”.

13. Section 10(a)(vi)(7) of the Agreement is amended by adding the words “or effect any process under the laws of any jurisdiction” after the words “take any corporate action”.

14. Section 10(c) of the Agreement is amended by substituting the following clause for existing clause (i):

purchase securities equivalent to the Loaned Securities which have not been delivered, or any part thereof, in any principal market for such securities and apply the Market Value of such purchased securities against the Market Value of the Loaned Securities on the date of such purchase.

Section 10(c) of the Agreement is further amended by adding the following as a new subparagraph at the end thereof:

If Borrower fails to return Loaned Securities when due (at a time when the Approved Account is obligated to deliver the Loaned Securities to settle a sale to third party (“Approved Account Counterparty”)) and this results in a buy-in of equivalent securities by the Approved Account Counterparty, Borrower shall, promptly upon demand therefor, reimburse Trustee for any loss, including interest and/or penalties, incurred by Trustee and the Approved Account arising from or relating to such buy-in.

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15. Section 10(e) of the Agreement is amended by substituting the phrase “New York Business Day” for the phrase “business day”.

16. Section 10(f) is amended as follows: In the first sentence thereof, the words “and as of the date of any” are added immediately prior to the word “demand” and immediately subsequent to the word “demand” the comma is deleted and the following words are added: “therefor, an amount in United States dollars equal to the Dollar Equivalent of”. The first two clauses of the second sentence (but no other clauses therein) are revised to read as follows: “Amounts payable under this subparagraph 10(f) and subparagraph 10(c) hereof shall be paid in United States dollars to Trustee by Borrower on and as of the date of any demand therefor, together with the interest thereon in United States dollars from the date such amounts were paid by Trustee (including, where applicable, Dollar Equivalents thereof) to the date of the repayment of such amounts to Trustee,”.

17. Section 11 of the Agreement is amended by inserting the following: (i) as a new first sentence, “All transfers of Loaned Securities shall be in good deliverable form.”; (ii) after the word “taxes” in the existing first sentence thereof, “, relevant stamp duties, registration fees”; and (iii) after the word “costs” in the existing first sentence thereof, “and shall arrange for transfer deeds and/or documents, and shall pay any other applicable fees and expenses”.

Section 11 of the Agreement is further amended so that the existing second and third sentences read as follows:

In addition, Borrower shall reimburse Trustee in United States dollars for the Dollar Equivalent of any loss, including interest and/or penalties, incurred by Trustee by reason of Borrower’s failure to pay all such taxes and costs and to arrange for such transfer deeds and/or documents and to pay any other applicable fees and expenses, as of the date of the incurrence of any such loss by Trustee. Except as otherwise expressly provided in paragraph 10 hereof, Borrower shall pay Trustee interest in United States dollars on any and all amounts (including, where applicable, Dollar Equivalents thereof) not paid when due hereunder from the date due until paid at the current daily average offered rate for federal funds.

18. Section 12 of the Agreement is amended by substituting the phrase “New York Business Days” for the phrase “business days” in the last sentence thereof.

19. Section 13 of the Agreement is amended by adding the following sentences:

Without limiting the foregoing, if, under any applicable law and whether pursuant to a judgment, against Borrower or the liquidation, bankruptcy or analogous process of Borrower or for any other reason, any amount due to Trustee hereunder or in respect of any Loan is paid in a currency other than United States dollars, then to the extent that the payment actually received by Trustee (when converted into a Dollar Equivalent on the first day after the date of payment on which it is practicable for Trustee to effect the conversion) falls short of the amount due hereunder or under the terms of the relevant Loan, Borrower shall, as a separate and independent obligation, indemnify Trustee and hold Trustee harmless against the amount of such shortfall.”

20. Section 14 of the Agreement is amended by deleting the first two sentences thereof and substituting, in lieu thereof, the following:

“14. Notices, Deliveries, etc. All oral notices specified herein shall be given in person or by telephone, if to Trustee, to the Securities Lending Business Executive at the address for Trustee specified below or at telephone number                     and, if to Borrower, to                     at the address for Borrower specified below or at telephone number                     , or to such other person and at such other address or telephone number as either party may designate by written notice to the other hereunder.

4

All other notices and communications hereunder shall be in writing and delivered by hand or mailed by certified or registered mail, if to Trustee, to JPMorgan Chase Bank, N.A.,                     , Attention: Securities Lending Division, Securities Lending Business Executive, and if to Borrower to                    , or at such other address and number as either party may designate by written notice to the other hereunder.”

Section 14 of the Agreement is further amended by adding the following at the end thereof:

Deliveries of Loaned Securities and Collateral and payments due hereunder or in respect of any Loan may be made in any manner to any designee of Borrower or Trustee, as the case may be, upon agreement of the other party as evidenced in the relevant Loan confirmation.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

JPMORGAN CHASE BANK, N.A
Insert name of Borrower	as trustee and managing agent

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

5

SOUTH AFRICA ADDENDUM

TO MASTER SECURITIES LENDING AGREEMENT

ADDENDUM dated             200    , to the Master Securities Lending Agreement dated                     , between                     , (the “Borrower”) and JPMORGAN CHASE BANK, N.A., as trustee or managing agent for certain trusts of accounts (the “Trustee”).

It is hereby agreed as follows:

Paragraph 7 of the Agreement is hereby amended by adding the following as a new Subparagraph 7(d) thereof: “The Borrower: (i) shall borrow ‘South African Securities’ (as hereinafter defined) solely in order to effect delivery of such Securities within 10 Business Days after the date of transfer of those Securities from the Lender to the Borrower to another person; and (ii) hereby covenants that it shall (a) transfer South African Securities of the same kind and of the same or equivalent quantity and quality to the Lender within a period of twelve months from the date of such borrowing and (b) compensate the Lender for any distributions in respect of the Securities which the Lender would have been entitled to receive had the Loan not been made. For the avoidance of doubt, the Borrower hereby confirms that the foregoing representations, warrants and covenants shall survive the making of any Loan of South African Securities until the return thereof by Borrower. For purposes hereof, ‘South African Securities’ shall mean any marketable security as contemplated in the definition of ‘securities’ in section 1 of the Uncertified Securities Act, 31 of 1998.”

Subparagraph 9(a) of the Agreement is hereby amended by adding the following at the end thereof: “In any event, with respect to South African Securities, the Borrower shall effect delivery of such Securities to another person within 10 Business Days after the transfer of those Securities from the Lender to the Borrower and the Borrower shall terminate any Loan of such Securities and shall return such Securities to the Lender no later than twelve months from the making of such Loan, regardless of whether the Borrower shall have received notice of termination thereof. This obligation of termination shall be solely the Borrower’s, and the Borrower shall be responsible for any stamp or other taxes or charges that may be assessed or incurred as a result of the Borrower’s failure to terminate such Loans within such twelve month period, including, but not limited to, stamp or other taxes or charges resulting from such Loans of South African Securities not falling within the exemption from stamp duties and other taxes as set out in the 1968 Act and the South African Uncertificated Securities Tax, 1998 (as amended). In addition, Borrower shall be responsible for, and shall hold Trustee harmless from and against, any stamp or other taxes or charges that may be assessed or incurred as a result of the Borrower’s failure to comply with the conditions for exemption from such stamp or other taxes or charges including, but not limited to, those conditions set out in subparagraph 7(d) above.”

In witness whereof, the parties have executed this Addendum as of the date first above written.

JPMORGAN CHASE BANK, N.A.
(Borrower)	as trustee or managing agent

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Appendix 6

J.P. Morgan Funds

Global Securities Lending

Fee Schedule

In connection with Loans hereunder, Lender shall pay to Bank monthly in arrears a fee equal to: (i) 3 basis points (.03 of 1%) of the average Dollar value of Loans of U.S. Securities outstanding during a given month; and (ii) 9 basis points (.090 of 1%) of the average Dollar value of Loans of non-U.S. Securities outstanding during a given month.

Appendix 7

Authorized Officers

Joy Dowd

Brian Duncan

George C. W. Gatch

Jeffery House

Patricia Maleski

Laura Melman

Frank Tango

Michael Tansley

Robert Young